Exhibit 4.10

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

Execution Version

Dated 5 June 2020

BORR DRILLING LIMITED

as the Parent

the Subsidiaries of the Parent listed in Schedule 1 (List of documents) as "Purchasers"

as the Purchasers

the Subsidiaries of the Parent listed in Schedule 1 (List of documents) as "Debtors"

as the Debtors

KEPPEL FELS LIMITED

as the Builder and

OFFSHORE PARTNERS PTE. LTD.

as the Creditor

FRAMEWORK DEED

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

i

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
This framework deed (this "Deed") is made on 5 June 2020 between:

(1)
BORR DRILLING LIMITED, a company incorporated under the laws of Bermuda with Company No. 51741 and having its registered address at Golar Management (Bermuda) Ltd. S.E. Pearman Building, 2nd Floor, 9 Par-la-Ville Road, Hamilton HM11 Bermuda, as the parent (the "Parent");

(2)	the Subsidiaries of the Parent listed in Schedule 1 (List of documents) as "Purchasers", as the purchasers (the "Purchasers");

(3)	the Subsidiaries of the Parent listed in Schedule 1 (List of documents) as "Debtors", as the debtors (the "Debtors");

(4)	KEPPEL FELS LIMITED, a company incorporated under the laws of Singapore with UEN 196700147N and having its registered address at 50 Gul Road Singapore 629351, as the builder (the "Builder"); and

(5)	OFFSHORE PARTNERS PTE. LTD., a company incorporated under the laws of Singapore with UEN 200917024M and having its registered address at 50 Gul Road Singapore 629351, as the creditor (the "Creditor").

Whereas:

(A)	Each Party has entered into one or more Original Documents.

(B)
The Original Obligors have requested the Creditor Parties to agree to amend and supplement the terms of the Original Documents in accordance with the terms and conditions of this Deed in order to consummate the Equity Raise. The amendments and supplements to the Original Documents in accordance with the terms and conditions of this Deed and the Equity Raise are a part of series of cross-conditional agreements with various stakeholders of the Group (including the Creditor Parties) which, as a whole, will improve the Group's and each Obligor's liquidity and its financial stability in the period following the Effective Date.

(C)	The Parties have entered into this Deed to amend and supplement the Original Documents in accordance with the terms and conditions of this Deed.

(D)
Each Obligor (after giving due consideration to the terms and conditions of the Relevant Documents and satisfying itself that there are reasonable grounds for believing that the execution by it of this Deed will benefit it) is satisfied that entering into this Deed and the other Relevant Documents to which it is a party is for the purposes and to the benefit of itself and its business.

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(E)
The guidelines underpinning the amendments and supplements contemplated in this Deed, pursuant to a proposal dated 20 May 2020 prepared by the Creditor Parties and sent to the Parent (the "Framework Deed Term Sheet"), are summarized in Schedule 2 (Framework Deed Term Sheet summary). The Parties intend to implement the guidelines of the Framework Deed Term Sheet (as the same may have been further supplemented and negotiated between the Parties) pursuant to the corresponding Clauses referred to in the table set out in Schedule 2 (Framework Deed Term Sheet summary), which Clauses shall for the avoidance of doubt supersede the guidelines set out in Schedule 2 (Framework Deed Term Sheet summary) and the Framework Deed Term Sheet.

It is agreed as follows:

1.	Definitions and interpretation

1.1	Definitions

In this Deed (including the recitals above), terms defined in Schedule 1 (List of Documents) shall have the same meaning when used in this Deed, and in addition:

"Accounting Principles" means, in relation to an Obligor, the generally accepted accounting principles in the United States of America.

"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"Amended Construction Contract" means any Original Construction Contract, as amended and/or supplemented by this Deed.

"Amended Credit Agreement" means any Original Credit Agreement, as amended and/or supplemented by this Deed.

"Amended Document" means any Original Document, as amended and/or supplemented by this Deed on the Effective Date.

"Authorisation" means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

(b)
in relation to anything which will be fully or partly prohibited or restricted by law or regulation if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

"Business Day" means a day (other than a Saturday or Sunday) in relation to any other matter, on which banks are open for general business in Singapore, Oslo, London, and New York.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
"Charged Assets" means the assets from time to time subject, or expressed to be subject, to the Transaction Security or any part of those assets.

"Construction Contract" means:

(a)	prior to the Effective Date, any Original Construction Contract; or

(b)	on and after the Effective Date, any Amended Construction Contract. "Construction Contract (Type 1)" means:

(a)	prior to the Effective Date:

(i)	the Original Construction Contract (B380 HULDRA); or

(ii)	the Original Construction Contract (B381 HEIDRUN); or

(b)	on and after the Effective Date:

(i)	the Amended Construction Contract (B380 HULDRA); or

(ii)	the Amended Construction Contract (B381 HEIDRUN). "Construction Contract (Type 2)" means:

(a)	prior to the Effective Date:

(i)	the Original Construction Contract (B366 TIVAR);

(ii)	the Original Construction Contract (B367 VALE); or

(iii)	the Original Construction Contract (B368 VAR); or

(b)	on and after the Effective Date:

(i)	the Amended Construction Contract (B366 TIVAR);

(ii)	the Amended Construction Contract (B367 VALE); or

(iii)	the Amended Construction Contract (B368 VAR).

"Credit Agreement" means:

(a)	prior to the Effective Date, any Original Credit Agreement;

(b)	on and after the Effective Date, any Amended Credit Agreement; or

(c)	any New Credit Agreement.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
"Creditor Party" means the Builder or the Creditor.

"Default" means an Event of Default or any event or circumstance specified in Clause 11 (Events of Default) which would (with the expiry of a grace period, the passage of time, the giving of notice, the making of any determination under the Relevant Documents, the satisfaction of any applicable condition under the Relevant Documents or any combination of any of the foregoing) be an Event of Default.

"Delegate" means any delegate, agent, attorney or co-trustee appointed by the Creditor Parties.

"Effective Date" has the meaning given to it in Clause 3 (Effective Date).

"Equity Raise" has the meaning given to it in Schedule 3 (Conditions precedent and conditions subsequent).

"Event of Default" means any event or circumstance specified as such in Clause 11 (Events of Default).

"Financial Indebtedness" has the meaning given to it in the Credit Agreements, and in addition includes (for the avoidance of doubt) any indebtedness (or guarantees or indemnities for such indebtedness) for or in respect of:

(a)
any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the last day of the Security Period or which are otherwise classified as borrowings under the Accounting Principles; and

(b)
any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles.

"Financial Reporting Waiver" has the meaning given to it in Clause 5.2 (Confirmations).

"Governmental Agency" means any government or any governmental agency, semi- governmental or judicial entity or authority (including any stock exchange or any self- regulatory organisation established under statute).

"Group" means the Parent and its Subsidiaries from time to time, and a "member of the Group" means any one of them.

"Guarantor" means:

(a)	the Parent;

(b)	each Debtor which is party to:

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(i)	the Original Credit Agreement (B358 HILD) or the Amended Credit Agreement (B358 HILD);

(ii)	the Original Credit Agreement (B360 HEIMDAL) or the Amended Credit Agreement (B360 HEIMDAL); or

(iii)	the Original Credit Agreement (B361 HERMOD) or the Amended Credit Agreement (B361 HERMOD); or

(c)	any Obligor which has taken delivery of a Vessel pursuant to any Construction Contract.

"Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

"IHC" has the meaning given to it in Clause 5.2 (Confirmations).

"Intent Document" means:

(a)	the Framework Deed Term Sheet (as defined in the recitals above); or

(b)
any "secured term loan facility summary of indicative terms and conditions" signed by, amongst others, the Creditor, the Parent, and certain Original Obligors in relation to the financing of any of the Vessels.

"Maintenance Report" means, in relation to each Debtor, a report delivered by that Debtor to the Creditor Parties pursuant to Clause 9.3 (Maintenance Report).

"Material Adverse Effect" means, in the opinion of any of the Creditor Parties, a material adverse effect on:

(a)	the business, operations, property or condition (financial or otherwise) of the Group taken as a whole or any Obligor;

(b)	the ability of any Obligor to perform its obligations under the Relevant Documents to which it is a party;

(c)	the validity, legality or enforceability of any Relevant Document, or the rights or remedies of any Creditor Party under, the Relevant Documents; or

(d)
the validity, legality or enforceability of any Security expressed to be created under any Relevant Document or the priority and ranking of any of such Security or the rights or remedies of any Creditor Party under any of the Relevant Documents.

"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

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(a)
if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last Month of any period.

"New Credit Agreement" means any document or agreement which evidences the terms of any loan facility provided by the Creditor referred to in paragraph (b) of Clause 4.2 (B367 VALE) or paragraph (b) of Clause 4.3 (B368 VAR), or any other document designated as such by the Creditor Parties and any Obligor.

"Obligor" means:

(a)	any Original Obligor;

(b)	any Security Provider as defined in any Original Credit Agreement;

(c)	any other person which is party to any Relevant Document (other than a Creditor Party); or

(d)
any other person who has agreed in writing to be bound by the provisions of this Deed as an Obligor and whose agreement has been accepted in writing by the Creditor Parties and the Parent as an Obligor.

"Obligors' Agent" means the person appointed to act on behalf of each Obligor in relation to the Relevant Documents pursuant to Clause 13.1 (Obligors' Agent).

"Original Construction Contract" means:

(a)	the Original Construction Contract (B380 HULDRA);

(b)	the Original Construction Contract (B381 HEIDRUN);

(c)	the Original Construction Contract (B366 TIVAR);

(d)	the Original Construction Contract (B367 VALE); or

(e)	the Original Construction Contract (B368 VAR).

"Original Credit Agreement" means:

(a)	the Original Credit Agreement (B358 HILD);

(b)	the Original Credit Agreement (B360 HEIMDAL);

(c)	the Original Credit Agreement (B361 HERMOD);

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(d)	the Original Credit Agreement (B380 HULDRA); or

(e)	the Original Credit Agreement (B381 HEIDRUN).

"Original Document" means:

(a)	any Original Construction Contract;

(b)	any Buyer Parent Guarantee (as defined in any Original Construction Contract);

(c)	any Borr Guarantee (as defined in any Original Construction Contract);

(d)	any Original Credit Agreement; or

(e)	any Finance Document (as defined in any Original Credit Agreement).

"Original Jurisdiction" means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Deed or (as the case may be) as at the date on which that Obligor becomes an Obligor.

"Original Obligor" means the Parent, any Purchaser or any Debtor.

"Party" means a party to this Deed.

"Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Assets.

"Refund Guarantees" means:

(a)
the refund guarantee originally dated 18 November 2013 granted by CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, SINGAPORE BRANCH to TRANSOCEAN OFFSHORE DEEPWATER HOLDINGS LIMITED in respect of the Original Construction Contract (B366 TIVAR), as subsequently novated to BORR TIVAR INC.;

(b)
the refund guarantee originally dated 18 November 2013 granted by CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, SINGAPORE BRANCH to TRANSOCEAN OFFSHORE DEEPWATER HOLDINGS LIMITED in respect of the Original Construction Contract (B367 VALE), as subsequently novated to BORR VALE INC.; and

(c)
the refund guarantee originally dated 18 November 2013 granted by CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, SINGAPORE BRANCH to TRANSOCEAN OFFSHORE DEEPWATER HOLDINGS LIMITED in respect of the Original Construction Contract (B368 VAR), as subsequently novated to BORR VAR INC..

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
"Relevant Document" means this Deed, any other document designated as such by the Creditor Parties and any Obligor or:

(a)	prior to the Effective Date, any Original Document;

(b)	on and after the Effective Date, any Amended Document;

(c)	any New Credit Agreement; or

(d)	any Finance Document (as defined in any New Credit Agreement).

"Relevant Jurisdictions" means, in relation to an Obligor:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Relevant Documents entered into by it.

"Reporting Entity" has the meaning given to that term in Clause 9.1 (Financial statements).

"Secured Liabilities" means all present and future moneys, debts, obligations and liabilities due, owing or incurred by any Obligor to the Creditor Parties or any of them under or in connection with any Relevant Document (in each case, whether alone or jointly, or jointly or severally, with any other person, whether actually or contingently and whether as principal, surety or otherwise).

"Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

"Security Period" means the period starting on the date of this Deed and ending on the date on which each Creditor Party is satisfied that the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full and:

(a)
the Creditor Parties owe no further liabilities, obligations and undertakings under or pursuant to, and no claims whatsoever under or in respect or any Construction Contract in each case to any Obligor; and

(b)
there is no outstanding Loan Facility (as defined in any Credit Agreement) or commitment under any Credit Agreement and the Creditor Parties are under no further obligation to provide financial accommodation to any Obligor under any Credit Agreement.

"Subsidiary" means, in relation to any company or corporation, a company or corporation:

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(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)	more than half the issued equity share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Third Parties Act" means the Contracts (Rights of Third Parties) Act 1999.

"Transaction Security" means the Security created or evidenced or expressed to be created or evidenced under any Relevant Document to secure the Secured Liabilities.

"US$" means the lawful currency of the United States of America.

"Vessel" means any asset listed in listed in Schedule 1 (List of documents) as "Vessels"

1.2	Construction and interpretation

(a)	Unless a contrary indication appears, any reference in the Relevant Documents to:

(i)
the "Builder", the "Creditor", any "Debtor", the "Parent", any "Purchaser" or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Relevant Documents;

(ii)	"assets" includes present and future properties, revenues and rights of every description;

(iii)
an "Original Document", a "Relevant Document", or any other agreement or instrument is a reference to that Original Document, that Relevant Document or other agreement or instrument as amended, novated, supplemented, extended or restated from time to time (in each case, however fundamental and whether or not more onerous), including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Original Document, any Relevant Document or other document or security, but in each case to the extent not prohibited by the terms of this Deed;

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(iv)
"guarantee" means (other than in Clause 6 (Application of proceeds)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(v)	"including" shall be construed as "including without limitation" (and cognate expressions shall be construed similarly);

(vi)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)	an "insolvency", "winding-up" or "insolvency proceeding" in relation to any person shall be construed to include:

(A)	any corporate action, legal proceeding or other procedure or step described in Clause 11.7 (Insolvency proceedings) in relation to that person; and

(B)	any of the circumstances described in Clause 11.6 (Insolvency) in relation to that person,

(and cognate expressions shall be construed similarly);

(viii)
a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(ix)
a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(x)	a provision of law or regulation is a reference to that provision as amended or re- enacted; and

(xi)	a time of day is a reference to Singapore time unless the time of another jurisdiction is stated or implied.

(b)
Unless a contrary indication appears, references to Clauses and Schedules are to be construed as references to clauses of, and schedules to, this Deed. Clause and Schedule headings are for ease of reference only.

(c)
Unless a contrary indication appears, a term used in any other Relevant Document or in any notice or certificate given under or in connection with any Relevant Document has the same meaning in that Relevant Document, notice or certificate as in this Deed.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(d)
A Default (other than an Event of Default) is "continuing" if it has not been remedied to the satisfaction of the Creditor Parties or waived and an Event of Default is "continuing" if it has not been expressly waived in writing by the Creditor Parties.

(e)
Where this Deed specifies an amount in a given currency (the "specified currency") "or its equivalent", the "equivalent" is a reference to the amount of any other currency which, when converted into the specified currency utilising the spot rates of exchange available to the relevant Creditor Party for the purchase of the specified currency with that other currency at or about 11.00 a.m. on the relevant date, is equal to the relevant amount in the specified currency.

(f)	In this Deed, unless a contrary indication appears, words importing the plural include the singular and vice versa, and words importing a gender include every gender.

1.3	Third party rights

(a)	Unless expressly provided to the contrary in this Deed, a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Deed.

(b)	Notwithstanding any term of this Deed, the consent of any person who is not a Party is not required to rescind or vary this Deed at any time.

(c)	Any Receiver or Delegate may enforce and/or enjoy the benefit of any term of this Deed which expressly confers rights on it pursuant to the Third Parties Act.

1.4	Entire agreement

(a)
This Deed constitutes the entire agreement between the Parties in relation to the transactions contemplated in this Deed and supersedes any previous agreement, whether express or implied, regarding the transactions contemplated in this Deed, including but not limited to the Intent Documents.

(b)
Each Intent Document is indicative only and not legally binding on any of the Parties. Without prejudice to the foregoing, each Party which is party to an Intent Document is released and discharged from all liabilities, obligations and undertakings under or pursuant to, and all claims whatsoever under or in respect of the Intent Documents.

2.	Overriding principle

If there is any conflict or inconsistency between the provisions of any Original Document and the provisions of this Deed, the provisions of this Deed will prevail and will supersede the terms of such Original Document.

3.	Effective Date

3.1	Conditions precedent

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(a)
The provisions of Clause 4 (Amendments and supplements), Clause 5 (Savings provisions), Clause 6 (Application of proceeds) and Clause 10 (General undertakings) shall only be effective on the date (the "Effective Date") on which each Creditor Party notifies the Obligors' Agent that it has received all of the documents and other evidence listed in and appearing to comply with the requirements of Part 1 (Conditions precedent) of Schedule 3 (Conditions precedent and conditions subsequent).

(b)
Each Creditor Party shall notify the Obligors' Agent promptly upon receiving such documents and other evidence referred to in paragraph (a) above, provided that such Creditor Party shall not be obliged to do so unless the representations to be made by each Obligor are true in all material respects.

(c)
The Obligors shall, as soon as such documents and other evidence have been entered into or become available (and in any case within 10 Business Days from the date on which any such document or evidence has been entered into or becomes available), supply to the Creditor Parties the documents and other evidence listed in paragraph 2.1 (Equity Raise) and paragraph 2.2 (Key creditor consents) of Part 1 (Conditions precedent) of Schedule 3 (Conditions precedent and conditions subsequent).

3.2	Conditions subsequent

Following the Effective Date, the Obligors shall deliver or cause to be delivered to the Creditor Parties the additional documents and other evidence listed in Part 2 (Conditions subsequent) of Schedule 3 (Conditions precedent and conditions subsequent) within the time periods specified therein.

3.3	Waiver of conditions precedent and conditions subsequent

The conditions precedent and conditions subsequent set out in this Clause 3 are inserted for the sole benefit of the Creditor Parties, and may be waived in writing in whole or in part and with or without conditions by the Creditor Parties on or before the relevant due date without prejudicing the right of the Creditor Parties to require fulfilment of such conditions in whole or in part at any time thereafter.

3.4	Form and content

All documents and evidence delivered to the Creditor Parties under this Clause 3 shall:

(a)	be in form and substance reasonably acceptable to the Creditor Parties;

(b)	(to the extent applicable) be in full force and effect and consummated in accordance with all applicable laws;

(c)	if it is not in English, and if so required by the Creditor Parties, be accompanied by a certified English translation; and

(d)	if required by the Creditor Parties, be certified, notarised, legalised or attested in a manner acceptable to the Creditor Parties (acting reasonably).

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
3.5	Long-stop date

If the Effective Date does not occur by seven days from the date of this Deed (or such later date as may be notified by the Creditor Parties to the Obligors), the Effective Date shall not occur and Clause 4 (Amendments and supplements), Clause 5 (Savings provisions), Clause 6 (Application of proceeds) and Clause 10 (General undertakings) shall be void ab initio and cease to be in force and effect.

4.	Amendments and supplements

Each Original Document mentioned below and (to the extent necessary or desirable to give effect to the provisions of this Clause 4) any Finance Document (as defined in any Original Credit Agreement) (the "Relevant Original Documents") shall be amended and supplemented in the manner set out in this Clause 4 so that the rights and obligations of the Parties under each Relevant Original Document which it is party to shall, on and after the Effective Date, be governed by, and construed in accordance with, the provisions of that Relevant Original Document as amended and supplemented by this Deed.

4.1	B366 TIVAR

(a)	Deferred delivery: article VIII.1 of the Original Construction Contract (B366 TIVAR) shall be amended and restated in the following manner:

"The VESSEL shall be delivered by the BUILDER to the BUYER at the SHIPYARD, safely afloat on or about 30 June 2022 (the "SCHEDULED DELIVERY DATE") after completion of satisfactory Commissioning and Major trials and acceptance by the BUYER in accordance with ARTICLE VII.

Note that this date may be extended, taking into account all PERMISSIBLE DELAYS which arise after the ACCEPTANCE DATE (the "EXTENDED DELIVERY DATE").".

(b)
Credit financing: The Creditor Parties and their Affiliates shall not be required to provide any loan facility, any financial accommodation or any other Financial Indebtedness to any Obligor in respect of any Obligor's obligations under or in connection with the Original Construction Contract (B366 TIVAR) or the Amended Construction Contract (B366 TIVAR).

(c)	Holding costs: the following shall be incorporated as a new article XI.2(a)(iv) of the Original Construction Contract (B366 TIVAR):

"Holding costs

The BUYER shall pay to the BUILDER a holding cost which shall accrue daily (based on the actual number of days elapsed) at the rate of [***], from 15 July 2020 up to and including the date on which the VESSEL is delivered to the BUYER, provided that if the delivery the VESSEL is delayed beyond the SCHEDULED DELIVERY DATE, such amounts shall not accrue during any period of delay which occurs as a result of FORCE MAJEURE or a failure by the BUILDER to comply with its obligations under this CONTRACT.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
Such holding cost shall be payable (1) in relation to amounts accrued on or before 1 January 2021, in six equal instalments on 1 January 2021, 1 April 2021, 1 July 2021, 1 October 2021, 1 January 2022 and 1 April 2022, and (2) in relation to any amounts accruing after 1 January 2021, in advance up to the next payment date on each of the following dates in each calendar year starting from and including 2021: 1 January, 1 April, 1 July and 1 October.".

(d)	Cost cover: the following shall be incorporated as a new article XI.2(a)(v) of the Original Construction Contract (B366 TIVAR):

"Cost cover

The BUYER shall pay to the BUILDER a cost cover which shall accrue daily (based on the actual number of days elapsed) at the rate of [***]. per annum on the amount of One Hundred Forty Seven Million Four Hundred and Six Thousand United States Dollars (USD 147,406,000), from 15 July 2020 up to and including the date on which the VESSEL is delivered to the BUYER, provided that if the delivery the VESSEL is delayed beyond the SCHEDULED DELIVERY DATE, such amounts shall not accrue during any period of delay which occurs as a result of FORCE MAJEURE or a failure by the BUILDER to comply with its obligations under this CONTRACT.

Such cost cover shall be payable (1) in relation to amounts accrued on or before 1 January 2021, in six equal instalments on 1 January 2021, 1 April 2021, 1 July 2021, 1 October 2021, 1 January 2022 and 1 April 2022, and (2) in relation to any amounts accruing after 1 January 2021, in advance up to the next payment date on each of the following dates in each calendar year starting from and including 2021: 1 January, 1 April, 1 July and 1 October.".

4.2	B367 VALE

(a)	Deferred delivery: article VIII.1 of the Original Construction Contract (B367 VALE) shall be amended and restated in the following manner:

"The VESSEL shall be delivered by the BUILDER to the BUYER at the SHIPYARD, safely afloat on or about 30 July 2022 (the "SCHEDULED DELIVERY DATE") after completion of satisfactory Commissioning and Major trials and acceptance by the BUYER in accordance with ARTICLE VII. The BUYER may, by giving the BUILDER at least one year's prior written notice, nominate an earlier SCHEDULED DELIVERY DATE, but subject always to the earlier SCHEDULED DELIVERY DATE being mutually agreed by the BUYER and the SHIPYARD.

Note this date may be extended, taking into account all PERMISSIBLE DELAYS, in which case the VESSEL shall be delivered by the BUILDER at the SHIPYARD safely afloat on or before the "EXTENDED DELIVERY DATE" after completion of satisfactory trials and acceptance by the BUYER in accordance with the terms of ARTICLE VII.".

(b)
Credit financing: the Creditor shall make available a loan facility not exceeding US$130,000,000 to the relevant Purchaser under the Amended Construction Contract (B367 VALE) to finance that Purchaser's acquisition of the relevant Vessel under that Construction Contract on the relevant delivery date of such Vessel, subject to the preparation, execution and delivery of and on the terms of a credit agreement and related documentation (based on the terms set out in the indicative terms contained in the "secured term loan facility summary of indicative terms and conditions" signed by, amongst others, the Creditor, the Parent, and that Purchaser in relation to the financing of that Vessel) in form and substance reasonably satisfactory to the Creditor.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(c)
Payment terms: The existing third (delivery) instalment of One Hundred Forty Seven million Four Hundred and Six Thousand United States Dollars (USD147,406,000) referred to article XI.2(iii) of the Original Construction Contract (B367 VALE) shall be divided into two payments which shall be payable as follows:

(i)
a payment of Ten Million United States Dollars (USD10,000,000) shall be paid by the relevant Purchaser to the Builder on the delivery date of the relevant Vessel and such payment shall be referred to and defined in that Construction Contract as the "third instalment"; and

(ii)
a payment of One Hundred Thirty Seven million Four Hundred and Six Thousand United States Dollars (USD137,406,000) plus or minus any increase or decrease due to modification and/or adjustment, if any, arising prior to the delivery of the relevant Vessel under articles III and VI of that Construction Contract of the CONTRACT PRICE under that Construction Contract, shall be paid by the relevant Purchaser to the Builder on the delivery date of the relevant Vessel, and such payment shall be referred to and defined in that Construction Contract as the "fourth instalment", and that Construction Contract shall be logically amended to the extent necessary to give effect to the purpose and the intent of the foregoing amendments, including the following amendments:

(A)	the payment of the first instalment, second instalment, and third instalment shall be made in accordance with article XI.4(a)(i) of that Construction Contract;

(B)	the payment of the fourth instalment shall be made in accordance with article XI.4(a)(ii) of that Construction Contract; and

(C)
article XII.1(a)(i) of that Construction Contract shall be amended such that the relevant Purchaser shall be deemed to be in default under that Construction Contract if any of the first instalment, second instalment, third instalment or fourth instalment are not paid to the Builder within the respective due date of such instalment.

The relevant Purchaser shall, immediately on being requested to do so by the Builder, enter into such further documents as may be necessary or desirable to give effect to the purpose and the intent of the amendments referred to in this paragraph (c).

(d)	Cost cover (third instalment): the following shall be incorporated as a new article XI.2(a)(v) of the Original Construction Contract (B367 VALE):

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
"Cost cover

The BUYER shall pay to the BUILDER a cost cover which shall accrue daily (based on the actual number of days elapsed) at the rate of [***]. per annum of the third instalment, from 15 October 2020 up to and including the date on which the VESSEL is delivered to the BUYER, provided that if the delivery the VESSEL is delayed beyond the SCHEDULED DELIVERY DATE, such amounts shall not accrue during any period of delay which occurs as a result of FORCE MAJEURE or a failure by the BUILDER to comply with its obligations under this CONTRACT.

Such cost cover shall be payable (1) in relation to amounts accrued on or before 1 January 2021, in six equal instalments on 1 January 2021, 1 April 2021, 1 July 2021, 1 October 2021, 1 January 2022 and 1 April 2022, and (2) in relation to any amounts accruing after 1 January 2021, in advance up to the next payment date on each of the following dates in each calendar year starting from and including 2021: 1 January, 1 April, 1 July and 1 October.".

(e)	Cost cover (fourth instalment): the following shall be incorporated as a new article XI.2(a)(v) of the Original Construction Contract (B367 VALE):

"Cost cover

The BUYER shall pay to the BUILDER a cost cover which shall accrue daily (based on the actual number of days elapsed) at the rate of [***]. per annum of the fourth instalment, from 15 January 2022 up to and including the date on which the VESSEL is delivered to the BUYER, provided that if the delivery the VESSEL is delayed beyond the SCHEDULED DELIVERY DATE, such amounts shall not accrue during any period of delay which occurs as a result of FORCE MAJEURE or a failure by the BUILDER to comply with its obligations under this CONTRACT.

Such cost cover shall be payable in arrears on the date on which the VESSEL is delivered to the BUYER.".

4.3	B368 VAR

(a)	Deferred delivery: article VIII.1 of the Original Construction Contract (B368 VAR) shall be amended and restated in the following manner:

"The VESSEL shall be delivered by the BUILDER to the BUYER at the SHIPYARD, safely afloat on or about 15 September 2022 (the "SCHEDULED DELIVERY DATE") after completion of satisfactory Commissioning and Major trials and acceptance by the BUYER in accordance with ARTICLE VII. The BUYER may, by giving the BUILDER at least one year's prior written notice, nominate an earlier SCHEDULED DELIVERY DATE, but subject always to the earlier SCHEDULED DELIVERY DATE being mutually agreed by the BUYER and the SHIPYARD.

Note this date may be extended, taking into account all PERMISSIBLE DELAYS, in which case the VESSEL shall be delivered by the BUILDER at the SHIPYARD safely afloat on or before the "EXTENDED DELIVERY DATE" after completion of satisfactory trials and acceptance by the BUYER in accordance with the terms of ARTICLE VII.".

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(b)
Credit financing: the Creditor shall make available a loan facility not exceeding US$130,000,000 to the relevant Purchaser under the Amended Construction Contract (B368 VAR) to finance that Purchaser's acquisition of the relevant Vessel under that Construction Contract on the relevant delivery date of such Vessel, subject to the preparation, execution and delivery of and on the terms of a credit agreement and related documentation (based on the terms set out in the indicative terms contained in the "secured term loan facility summary of indicative terms and conditions" signed by, amongst others, the Creditor, the Parent, and that Purchaser in relation to the financing of that Vessel) in form and substance reasonably satisfactory to the Creditor.

(c)
Payment terms: The existing third (delivery) instalment of One Hundred Forty Seven million Four Hundred and Six Thousand United States Dollars (USD147,406,000) referred to article XI.2(iii) of the Original Construction Contract (B368 VAR) shall be divided into two payments which shall be payable as follows:

(i)
a payment of Ten Million United States Dollars (USD10,000,000) shall be paid by the relevant Purchaser to the Builder on the delivery date of the relevant Vessel and such payment shall be referred to and defined in that Construction Contract as the "third instalment"; and

(ii)
a payment of One Hundred Thirty Seven million Four Hundred and Six Thousand United States Dollars (USD137,406,000) plus or minus any increase or decrease due to modification and/or adjustment, if any, arising prior to the delivery of the relevant Vessel under articles III and VI of that Construction Contract of the CONTRACT PRICE under that Construction Contract, shall be paid by the relevant Purchaser to the Builder on the delivery date of the relevant Vessel, and such payment shall be referred to and defined in that Construction Contract as the "fourth instalment", and that Construction Contract shall be logically amended to the extent necessary to give effect to the purpose and the intent of the foregoing amendments, including the following amendments:

(A)	the payment of the first instalment, second instalment, and third instalment shall be made in accordance with article XI.4(a)(i) of that Construction Contract;

(B)	the payment of the fourth instalment shall be made in accordance with article XI.4(a)(ii) of that Construction Contract; and

(C)
article XII.1(a)(i) of that Construction Contract shall be amended such that the relevant Purchaser shall be deemed to be in default under that Construction Contract if any of the first instalment, second instalment, third instalment or fourth instalment are not paid to the Builder within the respective due date of such instalment.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
The relevant Purchaser shall, immediately on being requested to do so by the Builder, enter into such further documents as may be necessary or desirable to give effect to the purpose and the intent of the amendments referred to in this paragraph (c).

(d)	Cost cover (third instalment): the following shall be incorporated as a new article XI.2(a)(v) of the Original Construction Contract (B368 VAR):

"Cost cover

The BUYER shall pay to the BUILDER a cost cover which shall accrue daily (based on the actual number of days elapsed) at the rate of [***]. per annum of the third instalment, from 15 December 2020 up to and including the date on which the VESSEL is delivered to the BUYER, provided that if the delivery the VESSEL is delayed beyond the SCHEDULED DELIVERY DATE, such amounts shall not accrue during any period of delay which occurs as a result of FORCE MAJEURE or a failure by the BUILDER to comply with its obligations under this CONTRACT.

Such cost cover shall be payable (1) in relation to amounts accrued on or before 1 January 2021, in six equal instalments on 1 January 2021, 1 April 2021, 1 July 2021, 1 October 2021, 1 January 2022 and 1 April 2022, and (2) in relation to any amounts accruing after 1 January 2021, in advance up to the next payment date on each of the following dates in each calendar year starting from and including 2021: 1 January, 1 April, 1 July and 1 October.".

(e)	Cost cover (fourth instalment): the following shall be incorporated as a new article XI.2(a)(v) of the Original Construction Contract (B368 VAR):

"Cost cover

The BUYER shall pay to the BUILDER a cost cover which shall accrue daily (based on the actual number of days elapsed) at the rate of [***]. per annum of the fourth instalment, from 15 March 2022 up to and including the date on which the VESSEL is delivered to the BUYER, provided that if the delivery the VESSEL is delayed beyond the SCHEDULED DELIVERY DATE, such amounts shall not accrue during any period of delay which occurs as a result of FORCE MAJEURE or a failure by the BUILDER to comply with its obligations under this CONTRACT.

Such cost cover shall be payable in arrears the date on which the VESSEL is delivered to the BUYER.".

4.4	B380 HULDRA

(a)	Deferred delivery: article 8.1 of the Original Construction Contract (B380 HULDRA) shall be amended and restated in the following manner:

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
"Provided that the Builder shall have fulfilled all of its obligations under the Contract required to, be performed by it prior to or concurrently upon delivery of the Rig to the Owner, the Rig shall be delivered by the Builder to the Owner at the Yard on 30 August 2022, or if such date does not fall on a Business Day, then on the next Business Day immediately thereafter (the "Scheduled Delivery Date"), except that, in the event of delays in the construction of the Rig or any performance required under this Contract due to causes which under the terms of this Contract permit the postponement of the date for delivery, aforementioned date for delivery of the Rig shall be postponed accordingly provided that if the same does not fall on a Business Day, then such date will be construed as falling on the next Business Day immediately after that date. The aforementioned date or such later date to which the requirement of delivery is postponed pursuant to such terms, is herein called the "Delivery Date".".

(b)	Credit financing: the following amendments shall be made to the loan facility(ies) being made available under the Original Credit Agreement (B380 HULDRA):

(i)
Reduction of existing loan facility: the amount of the existing loan facility to be made available to the relevant Debtor under that Credit Agreement shall be reduced to US$73,150,000, and that Credit Agreement shall be amended to the extent necessary or desirable to give effect to the purpose and intent of such reduction, including the following amendments:

(A)	the definition of the term "Commitment" in that Credit Agreement shall be amended and restated in the following manner:

""Commitment" means US$73,150,000 in relation to the Interest Bearing Loan Facility plus US$4,500,000 in relation to the Interest Free Loan Facility as at the date of this Agreement.".

(B)	clause 2.1 of that Credit Agreement shall be amended and restated in the following manner:

"Amount. Subject at all times to the provisions of this Agreement and the request of the Purchaser, the Creditor has agreed to make available to the Purchaser, a loan in the aggregate principal amount of up to US$73,150,000 (the "Interest Bearing Loan Facility").".

(ii)
New interest free loan facility: the Creditor shall make available to the relevant Debtor an additional interest free loan in the aggregate principal amount of up to US$4,500,000 under and subject to the provisions of that Credit Agreement and that Credit Agreement shall be logically amended to the extent necessary to give effect to the purpose and intent of the foregoing amendments, including the following amendments:

(A)	the following shall be incorporated as a new clause 2.1A in that Credit Agreement:

"Amount. Subject at all times to the provisions of this Agreement and the request of the Purchaser, the Creditor has agreed to make available to the Purchaser, in addition to the Interest Bearing Loan Facility, a loan in the aggregate principal amount of up to US$4,500,000 (the "Interest Free Loan Facility").".

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(B)	the definition of the term "Interest Rate" in that Credit Agreement shall be amended and restated in the following manner:

""Interest Rate" means, in relation to the Loan granted under the Interest Free Loan Facility, 0 per cent. per annum, and in relation to any other Loan, the rate per annum that is the aggregate of:

(a)	LIBOR; and

(b)	the relevant Margin.".

(C)	the definition of the term "Loan" in that Credit Agreement shall be amended and restated in the following manner:

""Loan" means the principal amount of the loan granted under this Agreement and which is for the time being outstanding under the Interest Bearing Loan Facility or the Interest Free Loan Facility.",

and references in that Credit Agreement and any Finance Document (as defined in that Credit Agreement) to "the Loan", "a Loan", "any Loan", "each Loan", "that Loan" or any other cognate expressions shall for the avoidance of doubt and unless the context otherwise requires refer to both Loans.

(D)	the definition of the term "Loan Facility" in that Credit Agreement shall be amended and restated in the following manner:

""Loan Facility" means any facility to be made available under this Agreement as described in Clause 2.1 (Amount) and Clause 2.1A (Amount).",

and references in that Credit Agreement and any Finance Document (as defined in that Credit Agreement) to "the Loan Facility", "a Loan Facility ", "any Loan Facility", "each Loan Facility", "that Loan Facility" or any other cognate expressions shall for the avoidance of doubt and unless the context otherwise requires refer to both Loan Facilities.

(E)
any partial prepayment of the Loans under that Credit Agreement shall be applied first towards prepayment of the Interest Bearing Loan Facility, and thereafter towards prepayment of the Interest Free Loan Facility.

The relevant Debtor shall, immediately on being requested to do so by the Creditor, enter into such further documents as may be necessary or desirable to give effect to the purpose and the intent of the amendments referred to in this paragraph (b).

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(c)
Holding costs: the following shall be incorporated as a new article 3.3A of the Original Construction Contract (B380 HULDRA) immediately after the existing article 3.3 of the Original Construction Contract (B380 HULDRA):

"The Owner shall pay to the Builder a holding cost which shall accrue daily (based on the actual number of days elapsed) at the rate of [***], from 15 July 2020 up to and including 31 December 2021. Such holding cost shall be payable (1) in relation to amounts accrued on or before 1 January 2021, in six equal instalments on 1 January 2021, 1 April 2021, 1 July 2021, 1 October 2021, 1 January 2022 and 1 April 2022, and (2) in relation to any amounts accruing after 1 January 2021, in advance up to the next payment date on each of the following dates in each calendar year starting from and including 2021: 1 January, 1 April, 1 July and 1 October.".

(d)	Principal payments: article 3.3 of the Original Construction Contract (B380 HULDRA) shall be amended and restated in the following manner:

"The balance of Eighty Six Million Four Hundred Thousand United States Dollars (US$86,400,000.00), being 60% of the Rig Purchase Price, plus US$4,500,000, being an additional deferred payment instalment, shall become due and payable by the Owner to the Builder on the following dates:

3.3.1	an amount of US$4,410,000 shall be payable on 1 January 2022;

3.3.2	an amount of US$4,420,000 shall be payable on 1 April 2022;

3.3.3	an amount of US$4,420,000 shall be payable on 1 July 2022; and

3.3.4	an amount of US$73,150,000 plus US$4,500,000 (plus or minus any increase or decrease in the Rig Purchase Price pursuant to Article 4) shall be payable on the Delivery Date.".

(e)	Non-payment of principal: article 11.1(a) of the Original Construction Contract (B380 HULDRA) shall be amended and restated in the following manner:

"if the Owner fails to pay any amount in accordance with Article 3.2 or Article 3.3;".

4.5	B381 HEIDRUN

(a)	Deferred delivery: article 8.1 of the Original Construction Contract (B381 HEIDRUN) shall be amended and restated in the following manner:

"Provided that the Builder shall have fulfilled all of its obligations under the Contract required to, be performed by it prior to or concurrently upon delivery of the Rig to the Owner, the Rig shall be delivered by the Builder to the Owner at the Yard on 30 September 2022, or if such date does not fall on a Business Day, then on the next Business Day immediately thereafter (the "Scheduled Delivery Date"), except that, in the event of delays in the construction of the Rig or any performance required under this Contract due to causes which under the terms of this Contract permit the postponement of the date for delivery, aforementioned date for delivery of the Rig shall be postponed accordingly provided that if the same does not fall on a Business Day, then such date will be construed as falling on the next Business Day immediately after that date. The aforementioned date or such later date to which the requirement of delivery is postponed pursuant to such terms, is herein called the "Delivery Date".".

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(b)	Credit financing: the following amendments shall be made to the loan facility(ies) being made available under the Original Credit Agreement (B381 HEIDRUN):

(i)
Reduction of existing loan facility: the amount of the existing loan facility to be made available to the relevant Debtor under that Credit Agreement shall be reduced to US$73,150,000, and that Credit Agreement shall be amended to the extent necessary or desirable to give effect to the purpose and intent of such reduction, including the following amendments:

(A)	the definition of the term "Commitment" in that Credit Agreement shall be amended and restated in the following manner:

""Commitment" means US$73,150,000 in relation to the Interest Bearing Loan Facility plus US$4,500,000 in relation to the Interest Free Loan Facility as at the date of this Agreement.".

(B)	clause 2.1 of that Credit Agreement shall be amended and restated in the following manner:

"Amount. Subject at all times to the provisions of this Agreement and the request of the Purchaser, the Creditor has agreed to make available to the Purchaser, a loan in the aggregate principal amount of up to US$73,150,000 (the "Interest Bearing Loan Facility").".

(ii)
New interest free loan facility: the Creditor shall make available to the relevant Debtor an additional interest free loan in the aggregate principal amount of up to US$4,500,000 under and subject to the provisions of that Credit Agreement and that Credit Agreement shall be logically amended to the extent necessary to give effect to the purpose and intent of the foregoing amendments, including the following amendments:

(A)	the following shall be incorporated as a new clause 2.1A in that Credit Agreement:

"Amount. Subject at all times to the provisions of this Agreement and the request of the Purchaser, the Creditor has agreed to make available to the Purchaser, in addition to the Interest Bearing Loan Facility, a loan in the aggregate principal amount of up to US$4,500,000 (the "Interest Free Loan Facility").".

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(B)	the definition of the term "Interest Rate" in that Credit Agreement shall be amended and restated in the following manner:

""Interest Rate" means, in relation to the Loan granted under the Interest Free Loan Facility, 0 per cent. per annum, and in relation to any other Loan, the rate per annum that is the aggregate of:

(a)	LIBOR; and

(b)	the relevant Margin.".

(C)	the definition of the term "Loan" in that Credit Agreement shall be amended and restated in the following manner:

""Loan" means the principal amount of the loan granted under this Agreement and which is for the time being outstanding under the Interest Bearing Loan Facility or the Interest Free Loan Facility.",

and references in that Credit Agreement and any Finance Document (as defined in that Credit Agreement) to "the Loan", "a Loan", "any Loan", "each Loan", "that Loan" or any other cognate expressions shall for the avoidance of doubt and unless the context otherwise requires refer to both Loans.

(D)	the definition of the term "Loan Facility" in that Credit Agreement shall be amended and restated in the following manner:

""Loan Facility" means any facility to be made available under this Agreement as described in Clause 2.1 (Amount) and Clause 2.1A (Amount).",

and references in that Credit Agreement and any Finance Document (as defined in that Credit Agreement) to "the Loan Facility", "a Loan Facility ", "any Loan Facility", "each Loan Facility", "that Loan Facility" or any other cognate expressions shall for the avoidance of doubt and unless the context otherwise requires refer to both Loan Facilities.

(E)
any partial prepayment of the Loans under that Credit Agreement shall be applied first towards prepayment of the Interest Bearing Loan Facility, and thereafter towards prepayment of the Interest Free Loan Facility.

The relevant Debtor shall, immediately on being requested to do so by the Creditor, enter into such further documents as may be necessary or desirable to give effect to the purpose and the intent of the amendments referred to in this paragraph (b).

(c)
Holding costs: the following shall be incorporated as a new article 3.3A of the Original Construction Contract (B381 HEIDRUN) immediately after the existing article 3.3 of the Original Construction Contract (B381 HEIDRUN):

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
"The Owner shall pay to the Builder a holding cost which shall accrue daily (based on the actual number of days elapsed) at the rate of [***], from 15 October 2020 up to and including 31 December 2021. Such holding cost shall be payable (1) in relation to amounts accrued on or before 1 January 2021, in six equal instalments on 1 January 2021, 1 April 2021, 1 July 2021, 1 October 2021, 1 January 2022 and 1 April 2022, and (2) in relation to any amounts accruing after 1 January 2021, in advance up to the next payment date on each of the following dates in each calendar year starting from and including 2021: 1 January, 1 April, 1 July and 1 October.".

(d)	Principal payments: article 3.3 of the Original Construction Contract (B381 HEIDRUN) shall be amended and restated in the following manner:

"The balance of Eighty Six Million Four Hundred Thousand United States Dollars (US$86,400,000.00), being 60% of the Rig Purchase Price, plus US$4,500,000, being an additional deferred payment instalment, shall become due and payable by the Owner to the Builder on the following dates:

3.3.1	an amount of US$4,410,000 shall be payable on 1 January 2022;

3.3.2	an amount of US$4,420,000 shall be payable on 1 April 2022;

3.3.3	an amount of US$4,420,000 shall be payable on 1 July 2022; and

3.3.4	an amount of US$73,150,000 plus US$4,500,000 (plus or minus any increase or decrease in the Rig Purchase Price pursuant to Article 4) shall be payable on the Delivery Date.".

(e)	Non-payment of principal: article 11.1(a) of the Original Construction Contract (B381 HEIDRUN) shall be amended and restated in the following manner:

"if the Owner fails to pay any amount in accordance with Article 3.2 or Article 3.3;".

4.6	B358 HILD, B360 HEIMDAL and B361 HERMOD

(a)
Insolvency undertaking: the following provisions shall be incorporated into the Original Credit Agreement (B358 HILD), the Original Credit Agreement (B360 HEIMDAL) and the Original Credit Agreement (B361 HERMOD) mutatis mutandis as a new clause 12.1(ccc):

(i)
The Parent and each Purchaser party to that Credit Agreement shall not commence or take any steps in relation to any insolvency proceeding in relation to that Purchaser unless, if required by the Creditor, the legal title to and beneficial interest in the shares in that Purchaser and/or the Vessel which is owned by that Purchaser has been transferred to the Creditor free from any mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect, in consideration for the following:

(A)
the Creditor shall release, reassign and discharge any Transaction Security over such transferred shares and/or such transferred Vessel (as the case may be) on the date on which such transfer takes place (the "Asset Transfer Date"); and

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(B)
on the date falling 15 Business Days after the Asset Transfer Date, the Fair Market Value of such Vessel (or, as the case may be, the Vessel owned by the Purchaser whose shares are being transferred) shall be deemed to be applied by the Creditor as Recoveries in accordance with Clause 6.1 (Order of application), provided that:

(1)
the Creditor shall sell such Vessel by the date 24 Months from the Asset Transfer Date on arms-length terms for the Fair Market Value, or otherwise the best price reasonably obtainable within such 24 Month period;

(2)
the Creditor Parties shall not be required to make any payment or application pursuant to paragraph (d) and paragraph (e) of Clause 6.1 (Order of application) until the Creditor has actually received the proceeds of any sale referred to in paragraph (1) above; and

(3)
all amounts payable or to be applied by the Creditor Parties pursuant to paragraph (d) and paragraph (e) of Clause 6.1 (Order of application) shall be limited to, and only be made or payable from, any amounts actually received by the Creditor pursuant to the sale referred to in paragraph (1) above and the Creditor shall not be under any obligation to pay or apply any shortfall between the amounts received by that Creditor pursuant to such a sale and the Fair Market Value of such Vessel provided that the Creditor's rights to submit any proof, make demand or otherwise claim against the relevant Purchaser, any Security Provider or any direct or indirect Subsidiary of the Security Provider in respect of such amount shall be suspended until such amount is applied in pursuant to paragraph (d) and paragraph (e) of Clause 6.1 (Order of application) and the Creditor shall not be entitled to any right of double-proof or double recovery in respect of such amounts.

(ii)	For the purposes of the foregoing, "Fair Market Value" means, in relation to a Vessel, the arithmetic average of the market value of such Vessel reflected in:

(A)	a valuation obtained by the Parent and supplied to the Creditor within 10 Business Days after the Asset Transfer Date; and

(B)	a valuation obtained by the Creditor and supplied to the Parent within 10 Business Days after the Asset Transfer Date; and

(C)
if the market value of that Vessel shown in the abovementioned valuations differ by more than 10 per cent. of the higher of the two valuations, a third valuation obtained by the Creditor and supplied to the Parent within 15 Business Days after the Asset Transfer Date,  and if any valuation is not supplied within the timelines specified above, such valuation shall be disregarded for the purposes of determining the relevant Fair Market Value. Each valuation referred to in this paragraph (ii) shall be:

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(1)	addressed to the Creditor;

(2)	issued by any of Artic Offshore Internal AS, Fernleys, Clarksons Valuations Limited, IHS or such other independent shipbroker or valuer which is agreed between the Parent and the Creditor;

(3)	prepared on a desktop basis of a charter-free sale for prompt delivery for cash at arm's length on normal commercial terms as between a willing seller and a willing buyer; and

(4)	dated no earlier than the Asset Transfer Date.

(iii)
The Obligors (other than the IHC) shall, immediately upon written demand by the Creditor, pay to the Creditor the amount of all costs and expenses incurred by that Creditor in connection with any valuation obtained by the Creditor pursuant to paragraph (ii) above.

(b)	Maintenance of Vessel: Clause 9.3 (Maintenance Report) shall be incorporated into each Original Credit Agreement mutatis mutandis as a new clause 12.1(ddd).

4.7	Right to sell or charter

The Builder and any Purchaser may at any time prior to the delivery of any Vessel under any Construction Contract which such Purchaser is a party to, enter into a mutual agreement to:

(a)
charter the relevant Vessel to any person prior to the delivery of such Vessel to the relevant Purchaser subject to the relevant Purchaser's right to take delivery of such Vessel under such Construction Contract; or

(b)	sell the relevant Vessel to any person and apply the proceeds of such sale in accordance with the terms of the Builder and such Purchaser's mutual agreement.

4.8	Definition of "Framework Deed"

(a)	The following shall be incorporated as defined term(s) in each Original Construction Contract:

""Framework Deed" means the framework deed dated on or about 5 June 2020 and entered into between, amongst others, BORR DRILLING LIMITED and certain of its subsidiaries which are listed in Schedule 1 thereto as "Purchasers" and "Debtors", the Builder, and OFFSHORE PARTNERS PTE. LTD..".

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(b)	The following shall be incorporated as defined term(s) in each Original Credit Agreement:

""Framework Deed" means the framework deed dated on or about 5 June 2020 and entered into between, amongst others, the Parent and certain of its subsidiaries (including the Purchaser) which are listed in Schedule 1 thereto as "Purchasers" and "Debtors", the Builder, and the Creditor.".

4.9	Ancillary definitions and rules of interpretation

(a)	The definition of the term "Finance Documents" in each Original Credit Agreement shall be amended and restated in the following manner:

""Finance Documents" means this Agreement, the Security Documents, the Framework Deed, the "Relevant Documents" as defined in the Framework Deed and any other document from time to time designated as a Finance Document by the Purchaser and the Creditor, and "Finance Document" means any one of them as the context so requires.".

(b)	The following shall be incorporated as a new paragraph (g) in the definition of the term "Security Documents" in each Original Credit Agreement:

"(g) the Framework Deed.".

(c)	The following shall be incorporated as a new paragraph (c) in clause 13.2 of each Original Credit Agreement:

"Enforcement: exercise (or direct any other Creditor Party or Delegate to exercise) any or all of its rights, remedies, powers or discretions under the Finance Documents.".

(d)
Each rule of interpretation and construction set out in Clause 1.2 (Construction and interpretation) shall be incorporated into each Original Credit Agreement and each Original Construction Contract mutatis mutandis.

(e)	The definition of the term "LIBOR" in each Original Credit Agreement shall be amended and restated in the following manner:

""LIBOR" means, in relation to a Loan, the applicable Screen Rate as of 11.00 a.m. (London time) two Business Days before the first day of the Interest Period of that Loan for the currency of the Loan and for a period equal in length to the Interest Period of that Loan and if that rate is less than zero, LIBOR shall be deemed to be zero.".

(f)	The following shall be incorporated as a defined term in each Original Credit Agreement:

""Screen Rate" means, in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period displayed on the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters, provided that if the Screen Rate or such page or service ceases to be available, the Creditor may, in each case, specify (acting reasonably) another page or service displaying the relevant rate after consultation with the Purchaser, and provided that if the London interbank offered rate is not available for the currency of the Loan and/or for a period equal in length to the Interest Period of the Loan, the Creditor may specify (acting reasonably) another benchmark rate after consultation with the Purchaser (having regard to the then prevailing market convention for determining a rate of interest for similar U.S. dollar loans and any new benchmark interest rate that is used as a replacement or substitute for LIBOR).".

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
5.	Savings provisions

5.1	Continuing obligations

(a)
Each Amended Document and this Deed shall be read and construed as one document and this Deed shall be considered as part of that Amended Document and, without prejudice to the generality of the foregoing, where the context so allows:

(i)
references in each Relevant Document to "this Agreement" or "this Deed", howsoever expressed, shall be read and construed as references to that Relevant Document as amended and/or supplemented by this Deed; and

(ii)
references in any Relevant Document to any other Relevant Document, howsoever expressed, shall be construed to include the latter mentioned Relevant Document as amended and/or supplemented by this Deed.

(b)
Except to the extent expressly amended and/or supplemented by the provisions of this Deed, the terms and conditions of the Original Documents entered into on or before the date of this Deed and all other instruments and agreements executed, delivered or entered into thereunder or pursuant thereto are hereby confirmed and shall remain in full force and effect.

(c)
Save as expressly set out herein, the Obligors represent and warrant that the Creditor Parties have not waived, released or otherwise modified, and undertake that they shall not assert that the Creditors Parties have waived, released or otherwise modified, any of their rights and or the Obligors' obligations under any of the Original Documents.

5.2	Confirmations

(a)	Each Obligor hereby confirms, represents and warrants that:

(i)
each of the Relevant Documents to which it is a party (and any security created or guarantees granted thereunder) remains in full force and effect, and shall continue to be binding on itself notwithstanding the amendments and/or supplements to the Original Documents in the manner provided in this Deed; and

(ii)
each other Obligor's obligations and liabilities under or in connection with the Relevant Documents shall, to the extent that such obligations and liabilities were guaranteed and/or secured by the Original Documents (including the Secured Indebtedness as defined in any Credit Agreement), be guaranteed by the guarantees granted by it under the Relevant Documents to which it is a party and secured by the Transaction Security and the Relevant Documents to which it is a party.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(b)	The Builder shall:

(i)
by the Effective Date, provide the Obligors with a letter from KEPPEL OFFSHORE & MARINE LIMITED confirming that each BUILDER Parent Guarantee (as defined in any Construction Contract (Type 2)) and each Parent Guarantee (as defined in any Construction Contract (Type 1)) remains in full force and effect and continues to guarantee the Builder's obligations under such Construction Contract in accordance with the terms of such Keppel Parent Guarantee notwithstanding the amendments and/or supplements to the Original Documents in the manner provided in this Deed; and

(ii)	procure that:

(A)
in accordance with article XI.6A(d) of each Construction Contract (Type 2), CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, SINGAPORE BRANCH, shall deliver to each Purchaser under each Construction Contract (Type 2) as soon as reasonably practicable after the Effective Date by SWIFT through the relevant Purchaser's bank or by an equivalent means to be approved by each such Purchaser a confirmation that (1) the Refund Guarantee (as defined in such Construction Contract) in favour of such Purchaser continues to be in full force and effect; and (2) it consents to the extension of the expiry date of such Refund Guarantee to the date that is the scheduled delivery date of the relevant Vessel under that Construction Contract, as amended by this Deed; or

(B)
a replacement refund guarantee is issued by the Builder's bank (which bank must have a long term rating of at least "A" by Moody's Investor Services or Standard & Poor's rating services and be approved in advance by the relevant Purchaser), substantially in the form set out in "Exhibit A" to the relevant building contract amendment agreement dated 24 May 2017 in respect of the relevant Construction Contract (Type 2), and the terms of article XI.6 of the relevant Construction Contract, as amended by this Deed, apply to any replacement refund guarantee issued pursuant to this paragraph.

(c)
The Creditor Parties confirm that no Obligors shall be required to provide its audited, consolidated financial statements or unaudited consolidated financial statements for the financial year ended 31 December 2019 (collectively the "Deferred Financial Statements") pursuant to any Credit Agreement until such date as the Parent files, or is required by applicable law or regulation to file, its annual report in respect of the financial year ended 2019 with the US Securities and Exchange Commission of the Norwegian Financial Services Authority (the "Filing"), provided that immediately following the Filing, the relevant Obligor shall provide the Creditor Parties with the Deferred Financial Statements subject to the Filing (the "Financial Reporting Waiver").

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(d)
The Creditor Parties acknowledge that certain agreements referred to in paragraph 2.2 (Key creditor consents) of Part 1 (Conditions precedent) of Schedule 3 (Conditions precedent and conditions subsequent) require that a new intermediate holding company of the Group shall be established which will be direct subsidiary of the Parent. Subject to:

(i)	the completion of reasonably satisfactory legal and tax diligence as required by the Creditor Parties in connection with the incorporation of such a holding company;

(ii)
each party to the agreements referred to in paragraph 2.2 (Key creditor consents) of Part 1 (Conditions precedent) of Schedule 3 (Conditions precedent and conditions subsequent) consenting to equivalent amendments to permit the incorporation of an intermediate holding company as far as is necessary;

(iii)
negotiation, execution and delivery of mutually acceptable definitive documentation as required to give effect to the transactions contemplated below and such documentation being satisfactory to the Creditor Parties; and

(iv)	no Material Adverse Effect occurring as a result of the transactions contemplated below,

the Creditor Parties will consent to such amendments, steps and actions required under the Relevant Documents for the following:

(A)
an intermediate holding company (the "IHC") to be established as a direct subsidiary of the Parent and a parent of all or substantially all of the Parent's Subsidiaries (including any Obligor) and incorporated in Bermuda, the Cayman Islands or any other jurisdiction acceptable to the Creditor Parties; and

(B)	once established, such IHC shall execute and deliver to the Creditor Parties; amongst others:

(1)
a charge over all the issued share capital of the Obligors owned by the IHC in favour of Creditor as Security for the Secured Liabilities on a limited recourse basis or, if the Parent has already entered into such a charge over all the issued share capital of that Obligor in favour of the Creditor, an amended and restated charge over shares pursuant to which the IHC agrees to be bound by the provisions of the existing charge over all the issued share capital of that Obligor in favour of Creditor as Security for the Secured Liabilities on a limited recourse basis, it being understood that "limited recourse basis" shall mean that the IHC’s liability under any of the foregoing documents shall be limited to, and only be made payable from, any amounts received or recovered by the Creditor Parties from the realisation or enforcement of the Security being granted thereunder; and

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(2)	a deed of accession pursuant to which the IHC agrees to be bound by:

(A)	the provisions of this Deed as an Obligor; and

(B)	the provisions of this Deed and the other Relevant Documents as a Security Provider.

Any documentation to be entered into by any Creditor Party and an Obligor or any Creditor Party and the IHC will not contain representations, restrictions, covenants or undertakings applicable to such IHC which are not applicable to the Parent under the Relevant Documents prior to the date of this Deed.

6.	Application of proceeds

6.1	Order of application

Subject to Clause 6.11 (Permitted Disposal), all amounts from time to time received or recovered by any Creditor Party pursuant to the terms of any Relevant Document or in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this Clause 6, the "Recoveries") shall be applied by the Creditor Parties at any time as the Creditor Parties (in their discretion) see fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 6), in the following order:

(a)	in discharging any sums owing to any Receiver or any Delegate;

(b)
in payment of all costs and expenses incurred by any Creditor Party in connection with any realisation or enforcement of the Transaction Security, the shares in any Obligor and/or any Vessel taken in accordance with the terms of this Deed;

(c)	in payment or distribution to the Creditor Parties for application in accordance with Clause 6.2 (Partial payments);

(d)
if none of the Obligors is under any further actual or contingent liability under any Relevant Document, in payment to any person to whom any Creditor Party is obliged by law to pay in priority to any Obligor; and

(e)	the balance, if any, in payment to the relevant Obligor.

6.2	Partial payments

(a)
If the Creditor Parties receives a payment that is insufficient to discharge all the amounts then due and payable by each Obligor under the Relevant Documents, the Creditor Parties shall apply that payment towards the obligations of the Obligors under the Relevant Documents in the following order:

(i)	in or towards payment of any unpaid amount owing to any Receiver or any Delegate under the Relevant Documents; and

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(ii)	in or towards payment of any sum due but unpaid under the Relevant Documents at such time and in such order as the Creditor Parties (in their discretion) see fit.

(b)	The Creditor Parties may vary the order set out in paragraphs (a)(i) to (a)(ii) above.

(c)	Subject to Clause 6.11 (Permitted Disposal), paragraphs (a) and (b) above will override any appropriation made, or directed to be applied in some other manner, by an Obligor.

6.3	Guarantee and indemnity

In furtherance of the above, each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Creditor Party punctual performance by each other Obligor of all that Obligor's obligations under the Relevant Documents;

(b)
undertakes with each Creditor Party that whenever an Obligor does not pay any amount when due under or in connection with the Secured Liabilities, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)
agrees with each Creditor Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Creditor Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Relevant Document on the date when it would have been due. The amount payable by each Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 6 if the amount claimed had been recoverable on the basis of a guarantee.

6.4	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Relevant Documents, regardless of any intermediate payment or discharge in whole or in part.

6.5	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Creditor Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration, judicial management or otherwise then the liability of each Obligor under this Clause 6 and the Relevant Documents will continue or be reinstated as if the discharge, release or arrangement had not occurred.

6.6	Waiver of defences

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
The obligations of each Guarantor under this Clause 6 will not be affected by an act, omission, matter or thing which, but for this Clause 6.6 would reduce, release or prejudice any of its obligations under this Clause 6 (whether or not known to it or any Creditor Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any Obligor, any member of the Group or any other person;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or Security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Obligor or any other person;

(e)
any amendment, novation, supplement, extension, restatement or replacement (in each case however fundamental and whether or not more onerous) of any Relevant Document or any other document or security including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Relevant Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Relevant Document or any other document or security;

(g)	any intermediate payment or discharge of any of the Secured Liabilities in whole or in part;

(h)	any insolvency proceedings, amalgamation, reconstruction or reorganization of any Obligor or any other person; or

(i)	this Deed or any other Relevant Document not being executed by or binding upon any other party.

6.7	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Creditor Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or Security or claim payment from any person before claiming from that Guarantor under this Clause 6. This waiver applies irrespective of any law or any provision of a Relevant Document to the contrary.

6.8	Appropriations

During the Security Period, each Creditor Party (or any trustee or agent on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Creditor Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(b)	hold in a suspense account any moneys received from any Guarantor or on account of that Guarantor's liability under this Clause 6.

6.9	Deferral of Guarantors' rights

(a)
During the Security Period and unless any Creditor Party otherwise directs, no Guarantor shall exercise or otherwise enjoy the benefit of any right which it may have by reason of performance by it of its obligations under the Relevant Documents or by reason of any amount being payable, or liability arising, under any Relevant Document:

(i)	to be indemnified by an Obligor or any other person;

(ii)	to claim any contribution from any other guarantor of or provider of Security for any person's obligations under the Relevant Documents;

(iii)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Creditor Parties under the Relevant Documents or of any other guarantee or security taken pursuant to, or in connection with, the Relevant Documents by any Creditor Party;

(iv)
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which that Guarantor has given a guarantee, undertaking or indemnity under Clause 6.1 (Guarantee and indemnity);

(v)	to exercise any right of set-off against any Obligor; and/or

(vi)	to claim or prove as a creditor of any Obligor in competition with any Creditor Party.

(b)
If any Guarantor shall receive any benefit, payment or distribution in relation to any such right it shall hold that benefit, payment or distribution (or so much of it as may be necessary to enable all amounts which may be or become payable to the Creditor Parties by the Obligors under or in connection with the Relevant Documents to be paid in full) on trust for the Creditor Parties, and shall promptly pay or transfer the same to the Creditor Parties or as the Creditor Parties may direct.

6.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or Security now or subsequently held by any Creditor Party.

6.11	Permitted Disposal

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
The Creditor Parties agree that any Vessel-owning Obligor shall be permitted to sell its Vessel and the Holding Company of any Vessel-owning Obligor shall be permitted to sell the shares in a Vessel-owning Obligor, provided no Default is continuing, and that the proceeds of sale (after deducting the reasonable costs of sale) (the "Sale Proceeds") are sufficient to pay all amounts owing to the Creditor Parties by such Vessel-owning Obligor in relation to that Vessel under any Amended Document to which such Obligor is party (but excluding for the avoidance of doubt any liabilities, obligations, actual or contingent claims, arising under this Clause 6) (the "Vessel Obligations" and such a sale being a "Permitted Disposal"). An amount of the Sale Proceeds equal to the Vessel Obligations shall be applied by that Vessel-owning Obligor as Recoveries in accordance with Clause 6.1 (Order of application) and any surplus between the amount of the Sale Proceeds and the aggregate amount of the Vessel Obligations shall be retained by the relevant Vessel-owning Obligor or any Vessel-owning Obligor as applicable. Each Creditor Party agrees that, upon a Permitted Disposal and subject to the application of proceeds set out above, it shall do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) required to release any Security or any other claim over or in respect of the Vessel, and the parts attached or associated thereto and any asset of the Obligor or the shares in the relevant Obligor (if applicable), and release the relevant Obligor from any liability, debt, claim or guarantee under the Relevant Documents.

7.	Indemnities, costs and expenses

7.1	Other indemnities

Each Obligor (other than the IHC) shall, immediately upon written demand by a Creditor Party, indemnify that Creditor Party against any cost, loss or liability incurred by that Creditor Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	any information produced, provided or approved by or on behalf of an Obligor being or being alleged to be misleading and/or deceptive in any respect;

(c)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated, financed or secured under the Relevant Documents; or

(d)	a failure by an Obligor to pay any amount due under a Relevant Document on its due date or in the relevant currency.

7.2	Indemnity in relation to enforcement

(a)
Each Obligor (other than the IHC) shall, immediately upon written demand by a Creditor Party, a Receiver or a Delegate, promptly indemnify that Creditor Party, that Receiver and that Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)	acting or relying on any communication, notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(ii)	the taking, holding, protection or enforcement of the Transaction Security;

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(iii)	the exercise of any of the rights, powers, discretions and remedies vested in that Creditor Party, each Receiver and Delegate by the Relevant Documents or by law;

(iv)	instructing lawyers, accountants, Tax advisers, surveyors or other professional advisers or experts as permitted under any Relevant Document; or

(v)
acting as a Receiver or Delegate under the Relevant Documents or which otherwise relates to any of the Charged Assets or the performance of the terms of the Relevant Documents (otherwise than as a result of its gross negligence or wilful misconduct).

(b)
Every Receiver and Delegate may, in priority to any payment to the Creditor Parties, indemnify itself out of the Charged Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 7.2 and shall have a lien on the Transaction Security and the proceeds of enforcement of the Transaction Security for all moneys payable to it.

7.3	Transaction expenses

The Obligors (other than the IHC) shall, immediately upon written demand by any Creditor Party, pay to that Creditor Party the amount of all reasonable costs and expenses (including legal and adviser fees) incurred by that Creditor Party in connection with the confirmations contemplated in paragraph (b) of Clause 5.2 (Confirmations) or with the negotiation, preparation, printing, execution and perfection of:

(a)	this Deed and any other documents referred to in this Deed or in a Relevant Document; and

(b)	any other Relevant Documents executed after the date of this Deed,

provided that the Obligors shall not be obliged to make any payment in respect of any demand made under this Clause 7.3 until 1 October 2020.

7.4	Amendment costs

If a Obligor requests an amendment, waiver or consent under any Relevant Document, the Obligors (other than the IHC) shall, immediately upon written demand by any Creditor Party, reimburse that Creditor Party for the amount of all reasonable costs and expenses (including legal fees) incurred by that Creditor Party in responding to, evaluating, negotiating or complying with that request or requirement.

7.5	Enforcement and preservation costs

The Obligors (other than the IHC) shall, immediately upon written demand by any Creditor Party, pay to that Creditor Party the amount of all costs and expenses (including legal fees) incurred by that Creditor Party in connection with the enforcement of, or the preservation of any rights under any Relevant Document and the Transaction Security and any proceedings instituted by or against that Creditor Party as a consequence of it entering into a Relevant Document, taking or holding the Transaction Security, or enforcing those rights.

7.6	Other Creditor Party expenses

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
The Obligors shall (other than the IHC), immediately written demand by any Creditor Party, pay to that Creditor Party, and any Delegate and Receiver, the amount of all reasonable costs and expenses (including legal fees) reasonably incurred by them in connection with the administration or release of any Transaction Security.

7.7	Indemnities separate

Each indemnity in each Relevant Document shall:

(a)	constitute a separate and independent obligation from the other obligations in that document or any other Relevant Document;

(b)	give rise to a separate and independent cause of action;

(c)	apply irrespective of any indulgence granted by any Creditor Party;

(d)	continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of the Secured Liabilities or any other judgment or order; and

(e)	apply whether or not any claim under it relates to any matter disclosed by any Obligor or otherwise known to any Creditor Party.

8.	Representations

Each Obligor makes the representations and warranties set out in this Clause 8 to each Creditor Party on the date of this Deed.

8.1	Status

(a)	It is a company or, as the case may be, a corporation, duly incorporated and validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation.

(b)	It and each of its respective Subsidiaries (if any) has the power to own its assets and carry on its business as it is being conducted.

8.2	Binding obligations

(a)	The obligations expressed to be assumed by it in each Relevant Document to which it is a party are legal, valid, binding and enforceable.

(b)
Without limiting the generality of paragraph (a) above, each Relevant Document to which it is a party creates the security interests which that Relevant Document purports to create and those security interests are valid and effective.

8.3	Non-conflict with other obligations

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
The entry into and performance by it to the Relevant Documents to which it is a party, and the transactions contemplated by, the Relevant Documents to which it is a party and the granting of the Transaction Security owned by it do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (howsoever described) under any such agreement or instrument.

8.4	Power and authority

(a)
It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Relevant Documents to which it is a party and the transactions contemplated by those documents and to create the Security expressed to be created by the Relevant Documents to which it is or will be a party.

(b)	No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Relevant Documents to which it is a party.

8.5	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it to lawfully enter into, exercise its rights and comply with its obligations in the Relevant Documents to which it is a party;

(b)	to make the Relevant Documents to which it is a party admissible in evidence in its Relevant Jurisdictions;

(c)	for it to carry on its business, and which are material; and

(d)
to enable it to create the Security to be created by it under any Relevant Document to which it is a party and to ensure that such Security has the priority and ranking it is expressed to have, have been obtained or effected and are in full force and effect.

8.6	Governing law and enforcement

(a)	The choice of the governing law of the Relevant Documents which it is party to will be recognised and enforced in its Relevant Jurisdictions.

(b)
Any judgment obtained in relation to the Relevant Documents which it is party to, in the court which such Relevant Document is expressed to be subject to the jurisdiction of, will be recognised and enforced in its Relevant Jurisdictions.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
8.7	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in Clause 11.7 (Insolvency proceedings); and

(b)	creditor's process described in Clause 11.8 (Creditors' process),

has been taken or, to its knowledge, threatened in relation to it or its Subsidiaries and none of the circumstances described in Clause 11.6 (Insolvency) applies to it or any of its Subsidiaries (if any) after satisfaction of the conditions precedent contemplated in paragraph 2.2 (Key creditor consents) of Part 1 (Conditions precedent) of Schedule 3 (Conditions precedent and conditions subsequent).

8.8	No filing or stamp Taxes

Under the laws of its Relevant Jurisdictions it is not necessary, that any of the Relevant Documents which it is a party to is filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar Tax be paid on or in relation to any of those Relevant Documents or the transactions contemplated by any of those Relevant Documents.

8.9	No immunity

Neither it nor any of their assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceedings (including suit, attachment prior to judgment, execution or other enforcement).

8.10	No Default

(a)	No Default is continuing or might reasonably be expected to result from its entry into, the performance of, or any transaction contemplated by, any Relevant Document to which it is a party.

(b)
No other event or circumstance is outstanding which constitutes (or with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (howsoever described) under any other agreement or instrument which is binding on it or any of its Subsidiaries (if any) or to which its (or any of its Subsidiaries' (if any)) assets are subject which might have a Material Adverse Effect.

8.11	No misleading information

(a)
All information provided by or on behalf of it in relation to any Relevant Document was true, complete and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated and was not misleading in any material respect.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(b)
All financial projections provided by or on behalf of it and/or each Maintenance Report have been prepared on the basis of recent historical information and on the basis of reasonable assumptions which were reasonable as at the date they were prepared and supplied and which was arrived at after careful consideration.

(c)
The expressions of opinion or intention provided by or on behalf of it pursuant to the Maintenance Report were made after careful consideration and (as at the date of the Maintenance Report) were fair and based on reasonable grounds.

(d)
No event of circumstance has occurred or arisen and no information has been omitted from the information so provided and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections provided by or on behalf of it being untrue or misleading in any material respect.

8.12	Financial statements

(a)
The financial statements of each Reporting Entity most recently supplied to the Creditor Parties were prepared in accordance with the Accounting Principles consistently applied save to the extent expressly disclosed in such financial statements.

(b)
The financial statements of each Reporting Entity most recently supplied to the Creditor Parties give a true and fair view of (if audited) or fairly represent (if unaudited) its financial condition and operations (consolidated in the case of the Parent) for the period to which they relate, save to the extent expressly disclosed in such financial statements.

(c)
The budgets and forecasts supplied under this Deed were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.

(d)
Since the date of the most recent financial statements delivered pursuant to Clause 9.1 (Financial statements) there has been no material adverse change in the assets, business or financial condition of each Reporting Entity.

8.13	No proceedings pending or threatened

(a)
No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it.

(b)	No judgment or order of a court, arbitral body or agency which is reasonably likely to have a Material Adverse Effect has been made against it.

8.14	Repetition

(a)	Each of the representations set out in this Clause 8 (save for this Clause 8.14) are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(i)	the date on which the Creditor Parties are or would have been obliged to provide a notification to the Obligors' Agent pursuant to paragraph (b) of Clause 3.1 (Conditions precedent);

(ii)	the date of this Deed; and

(iii)
each Delivery Date (as defined in any Construction Contract (Type 1)), each Scheduled Delivery Date (as defined in any Construction Contract (Type 2)), each Extended Delivery Date (as defined in any Construction Contract (Type 2)) and for the avoidance of doubt each date on which a Vessel is intended to be delivered to the relevant Purchaser under the relevant Construction Contract.

(b)
Each of the representations set out in Clause 8.11 (No misleading information) and Clause 8.12 (Financial statements) are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

(i)	the date on which each set of financial statements of each Reporting Entity are supplied to any Creditor Party; and

(ii)	the date of each Maintenance Report and the date on which each Maintenance Report is supplied to any Creditor Party.

9.	Information undertakings

The Obligors shall comply with the undertakings in this Clause 9 and shall procure that each other Obligor will comply with the undertakings in this Clause 9 (insofar as such undertakings relate to that Obligor, its assets or the Relevant Documents to which it is a party) during the Security Period.

9.1	Financial statements

(a)
In this Deed, "Reporting Entity" means each person whose financial statements are required to be supplied to the Creditor Parties pursuant to this Clause 9.1 and/or whose Maintenance Reports are required to be supplied to the Creditor Parties pursuant to Clause 9.3 (Maintenance Report).

(b)	Each Reporting Entity shall supply to the Creditor Parties:

(i)
subject to the Financial Reporting Waiver, as soon as the same become available, but in any event within 120 days after the end of each of its financial years or, if earlier, within five Business Days of any earlier date that the relevant Reporting Entity is required to file its audited financial statements with any regulatory authority pursuant to any applicable law or regulation:

(A)
the audited unconsolidated financial statements of each Debtor and each Purchaser for that financial year or, if a director of the Parent delivers to the Creditor a confirmation that unaudited consolidated financial statements of such Debtor or such Purchaser is consolidated in the audited consolidated financial statements of the Parent, unaudited unconsolidated financial statements of such Debtor or such Purchaser for that financial year; and

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(B)	the audited consolidated financial statements of the Parent for that financial year; and

(ii)
subject to the Financial Reporting Waiver, as soon as the same become available, but in any event within 60 days after the end of each first, second and third quarter of each of its financial years or, if earlier, within five Business Days of any earlier date that the relevant Reporting Entity is required to file its unaudited financial statements for that financial quarter with any regulatory authority pursuant to any applicable law or regulation:

(A)	the unaudited unconsolidated financial statements of each Debtor and each Purchaser for that financial quarter; and

(B)	the unaudited consolidated financial statements of the Parent for that financial quarter; and

(iii)
subject to the Financial Reporting Waiver, as soon as they are available, but in any event within 10 days after the end of each calendar month, the financial statements of the Parent on a consolidated basis for that month (to include a projected cashflow statement for the Group for the subsequent three calendar months).

(c)	The provisions of this Clause 9.1 shall supersede and replace the provisions of paragraphs (a)(i) and (a)(ii) of clause 12.1 in each Credit Agreement.

9.2	Requirements as to financial statements

Each Reporting Entity shall procure that each set of financial statements delivered by it pursuant to Clause 9.1 (Financial statements) shall:

(a)	include a balance sheet, profit and loss account and (in the case of the Parent only) cashflow statement.

(b)	(in the case of any financial statements for any financial years) be audited by its auditors;

(c)
be certified by a director of the relevant Reporting Entity as giving a true and fair view of (if audited) or fairly representing (if unaudited) its financial condition and operations (or, in the case of the Parent, the consolidated financial condition and operations of the Group) as at the date of and for the period in relation to which those financial statements were drawn up;

(d)
in relation to any financial statements which it supplies to the Creditor Parties pursuant to paragraph (b)(iii) of Clause 9.1 (Financial statements), be accompanied by a statement by a director of the Parent comparing actual performance for the period to which the financial statements relate with the forecast(s) set out in the previous financial statements which it had delivered to the Creditor Parties pursuant to paragraph (b)(iii) of Clause 9.1 (Financial statements) in respect of such period; and

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(e)
be prepared in accordance with the Accounting Principles, the accounting practices and financial reference periods consistent with those applied in the preparation of the preceding financial statements previously delivered to the Creditor Parties for that Reporting Entity unless, in relation to any set of financial statements, the Obligors' Agent notifies the Creditor Parties that there has been a change in the Accounting Principles, the accounting practices or financial reference periods and its auditors (or, if appropriate, the auditors of the relevant Reporting Entity) delivers to the Creditor Parties a description of any change necessary for those financial statements to reflect the Accounting Principles, the accounting practices and financial reference periods upon which the preceding financial statements previously delivered to the Creditor Parties for that Reporting Entity were prepared.

9.3	Maintenance Report

(a)
Each Debtor shall supply together with each set of financial statements which it supplies to the Creditor Parties pursuant to paragraph (b)(ii) of Clause 9.1 (Financial statements), a quarterly Maintenance Report.

(b)	Each Reporting Entity shall ensure that its Maintenance Report for each financial quarter:

(i)	includes:

(A)
the projected anticipated expenses incurred or to be incurred by that person over the subsequent financial quarter in connection with the operation, employment, maintenance, repair, drydocking and insurances of its Vessel; and

(B)
such further information regarding the operation, employment, maintenance, repair, drydocking and insurances of its Vessel as any Creditor Party may reasonably request and which can be delivered without breach by any Obligor of any confidentiality undertakings in favour of any person other than any member of the Group or any Affiliates of the Parent or any applicable law or rules of a securities/regulatory exchange; and

(ii)	has been approved by a director of the relevant Reporting Entity.

9.4	Information: miscellaneous

Each Obligor shall supply to the Creditor Parties:

(a)	at the same time as they are dispatched, copies of all documents dispatched by any Obligor to its shareholders generally (or any class of them) or its creditors generally (or any class of them);

(b)
promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Obligor and/or the Vessels and, in relation to the Parent only, which if adversely determined, might reasonably be expected to have a Material Adverse Effect;

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(c)
promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any Obligor and/or the Vessels and, in relation to the Parent only, which might reasonably be expected to have a Material Adverse Effect;

(d)
promptly, such further information regarding the financial condition, business and operations of any Obligor or the Group as any Creditor Party may reasonably request and which can be delivered without breach by any Obligor of any confidentiality undertakings in favour of any person other than any member of the Group or any Affiliates of the Parent or any applicable law or rules of a securities/regulatory exchange; and

(e)	promptly, such information as any Creditor Party may reasonably require about the Vessels or the Charged Assets and compliance of the Obligors with the terms of any Relevant Document,

and shall promptly register such electronic mail addresses from time to time notified by the Creditor Parties to the Parent on the Parent's distribution list for any announcement, notice or other document relating specifically any Obligor posted onto any electronic website maintained by any stock exchange on which shares in or other securities of an Obligor are listed or any electronic website required by any such stock exchange to be maintained by or on behalf of that Obligor.

9.5	Notification of certain events

(a)	Each Obligor shall notify the Creditor Parties of any Default (and in each case, the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)
Each Obligor shall notify the Creditor Parties of any insolvency proceeding which is or is intended to be commenced in relation to it (and in each case, the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence and in any case no later than the date falling 10 days prior to the date on which such insolvency proceeding is commenced.

(c)
Promptly upon a request by the Creditor Parties, each Obligor (or the Obligors' Agent on its behalf) shall supply to the Creditor Parties a certificate signed by a director on its behalf certifying that no Default is continuing and it is not aware that any insolvency proceeding is or is intended to be commenced against it (or if a Default is continuing or any insolvency proceeding is or is intended to be commenced against it, specifying the Default or the insolvency proceeding which is or is intended to be commenced against it and the steps, if any, being taken to remedy it).

9.6	Notification of fundraising

(a)	The Parent shall promptly notify the Creditor Parties if:

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(i)	the Parent or any member of the Group incurs or will incur any Financial Indebtedness; or

(ii)
the Parent or any member of the Group has or will, issue any shares or grant to any person any conditional or unconditional option, warrant or other right to call for the issue or allotment of, subscribe for, purchase or otherwise acquire any share of the Parent or any member of the Group (including any right of pre-emption, conversion or exchange), or alter any right attaching to any share capital of the Parent.

(b)
The Parent shall promptly supply to the Creditor Parties, such information (including the material terms of the arrangements which are being entered into) as any Creditor Party may reasonably require about such arrangements referred to in paragraph (a) and which can be delivered without breach by any Obligor of any confidentiality undertakings in favour of any person other than any member of the Group or any Affiliates of the Parent or any applicable law or rules of a securities/regulatory exchange.

(c)	Paragraphs (a) and (b) above shall not apply to:

(i)	the Equity Raise;

(ii)	any transaction entered into by any member of the Group solely with any another member of the Group;

(iii)	any Financial Indebtedness incurred pursuant to any arrangements in existence and in force on the date of this Deed;

(iv)	any transaction undertaken pursuant to any management, board or employee incentive or remuneration programme or similar; or

(v)	any transaction the principal amount or the net consideration receivable of which does not exceed US$10,000,000 (or its equivalent in other currencies).

10.	General undertakings

The Obligors shall comply with the undertakings in this Clause 10 and shall procure that each other Obligor will comply with the undertakings in this Clause 10 (insofar as such undertakings relate to that Obligor, its assets or the Relevant Documents to which it is a party) during the Security Period.

10.1	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Creditor Parties of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(i)	enable it to perform its obligations under the Relevant Documents to which it is a party;

(ii)	ensure the legality, validity, enforceability or admissibility in evidence of the Relevant Documents to which it is a party; and

(iii)	carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

10.2	Further assurance

(a)
Each Obligor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as any Creditor Party may specify (and in such form as that Creditor Party may require in favour of that Creditor Party or its nominee(s)):

(i)
to perfect the Security created or intended to be created under or evidenced by the Relevant Documents to which it is a party (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security to which it is a party) or for the exercise of any rights, powers and remedies of that Creditor Party or the other Creditor Parties provided by or pursuant to the Relevant Documents to which it is a party or by law;

(ii)
to confer on that Creditor Party, Security over any property and assets of that Obligor located in any jurisdiction, equivalent or similar to the Security intended to be conferred by or pursuant to the Relevant Documents to which it is a party; and/or

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security to which it is a party.

(b)
Each Obligor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection, maintenance or modification of any Security conferred or intended to be conferred on any Creditor Party by or pursuant to the Relevant Documents to which it is a party.

11.	Events of Default

Each of the events or circumstances set out in the following sub-clauses of this Clause 11 (other than Clause 11.10 (Acceleration)) is an Event of Default.

11.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Relevant Document at the place at and in the currency in which it is expressed to be payable unless its failure to pay is caused by administrative or technical error and payment is in any event made within two Business Days of its due date.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
11.2	Material undertakings

Any Obligor does not comply with the provisions of:

(a)	paragraph (c) of Clause 3.1 (Conditions precedent);

(b)	Clause 3.2 (Conditions subsequent); and

(c)	Clause 9.5 (Notification of certain events).

11.3	Other obligations

(a)	Any Obligor does not comply with any provision of this Deed (other than those referred to in Clause 11.1 (Non-payment) and Clause 11.2 (Material undertakings)).

(b)	An event of default or termination event (in each case howsoever expressed, described or defined) occurs and is continuing under any Relevant Document.

(c)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the earlier of (i) any Creditor Party giving notice to the Obligors' Agent and (ii) any Obligor becoming aware of the failure to comply.

11.4	Misrepresentation

Any representation or statement made or deemed to be made by any Obligor in any Relevant Document or any other document delivered by or on behalf of any Obligor under or in connection with any Relevant Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

11.5	Cross default

(a)	Any Financial Indebtedness of any Obligor is not paid when due nor within any applicable grace period.

(b)	Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of any Obligor as a result of an event of default (however described).

(d)
Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of any Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(e)
No Event of Default will occur under this Clause 11.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness, when aggregated with the Financial Indebtedness of any other person falling within paragraphs (a) to (d) above, is less than US$10,000,000 (or its equivalent in any other currency or currencies).

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
11.6	Insolvency

(a)
Any Obligor is or is presumed or deemed to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Creditor Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any Obligor. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

11.7	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, judicial management, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement, filing under title 11 of the United States Code, 11 U.S.C. §§ 101-1532, or otherwise) of any Obligor;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Obligor, or any assignment for the benefit of creditors generally of any Obligor or a class of such creditors;

(iii)
the appointment of a liquidator, receiver, administrator, judicial manager, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of any Obligor or any of its assets; or

(iv)	enforcement of any Security over any assets of any Obligor,

or any analogous procedure or step is taken in any jurisdiction.

(b)	Paragraph (a) shall not apply to:

(i)	any arrangements contemplated in paragraph 2.2 (Key creditor consents) of Part 1 (Conditions precedent) of Schedule 3 (Conditions precedent and conditions subsequent); or

(ii)	any legal proceeding which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

11.8	Creditors' process

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(a)	Any expropriation, attachment, sequestration, distress, execution or any analogous event affects all or any material part of the assets of any Obligor.

(b)	Paragraph (a) shall not apply to any legal proceeding which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

11.9	Material adverse change

The occurrence of any event or circumstance which has or, in the opinion of any Creditor Party, is likely to have a Material Adverse Effect.

11.10	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing any Creditor Party may:

(a)	by notice to the Obligors' Agent on behalf of the Obligors:

(i)	exercise all or any of its respective rights, remedies, powers or discretions under:

(A)	clause 13.2 (Declarations) of each Credit Agreement;

(B)	article 11.2 of each Construction Contract (Type 1); or

(C)	article XII.2 of each Construction Contract (Type 2),

as though an Event of Default as defined in any such Credit Agreement has occurred or each Purchaser is in default under each such Construction Contract;

(ii)
cancel any Loan Facility (as defined in any Credit Agreement) or any commitment for any Financial Indebtedness (and reduce them to zero), whereupon they shall immediately be cancelled (and reduced to zero);

(iii)
cancel any part of any Loan Facility (as defined in any Credit Agreement) or any commitment for any Financial Indebtedness (and reduce such Loan Facility (as defined in any Credit Agreement) or such commitment accordingly), whereupon the relevant part shall immediately be cancelled (and the relevant Loan Facility (as defined in any Credit Agreement) or the relevant commitment shall be immediately reduced accordingly);

(iv)
declare that all or part of a Loan (as defined in any Credit Agreement), together with accrued interest, and all other amounts accrued or outstanding under the Relevant Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(v)	declare that all or part of a Loan (as defined in any Credit Agreement) be payable on demand, whereupon they shall immediately become payable on demand by the relevant Creditor Party; and/or

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(b)
exercise all of its rights, remedies, powers or discretions under the Relevant Documents and/or in respect of the Transaction Security as though an Event of Default as defined in any Credit Agreement has occurred or any Purchaser is in default under any Construction Contract.

For the avoidance of doubt, each of the foregoing rights, remedies, powers and discretions are separate and independent rights, remedies, powers and discretions.

12.	Changes to the Parties

12.1	Assignments and transfers

(a)	No Party may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of this Deed or any Relevant Document.

(b)
Any Creditor Party may assign any of its rights and benefits or transfer by novation any of its rights, benefits and obligations in respect of this Deed to any person whom it assigns any of its rights and benefits, or transfers by novation, to any of its rights, benefits and obligations under and in accordance with the terms of any Construction Contract or any Credit Agreement.

12.2	Resignation of an Obligor

(a)	The Parent may request that any Obligor ceases to be an Obligor by delivering such a request in writing to the Creditors.

(b)
The Creditor Parties shall accept the resignation of such Obligor by notifying the Parent in writing (following which such Obligor shall be released and discharged from all liabilities, obligations and undertakings under or pursuant to, and all claims whatsoever under or in respect of this Deed) if:

(i)	no Default is continuing; and

(ii)
such Obligor has taken delivery of its Vessel pursuant to the Construction Contract which it is a party to and is under no actual or contingent liability to the Creditor Parties or any of them as a Purchaser under or in connection with any Construction Contract or as a Debtor under any Credit Agreement.

(c)
A notice in respect of BORR TIVAR INC. shall be deemed to have been served under paragraph (a) and paragraph (b) above upon delivery of the relevant Vessel to the BORR TIVAR INC. and provided the conditions in (b)(i) and (b)(ii) above are satisfied at that time.

13.	Notices

13.1	Obligors' Agent

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(a)
Each Obligor (other than the Parent) by its execution of this Deed or a Relevant Document incorporating this Clause 13.1 irrevocably appoints the Parent (the "Obligors' Agent") to act on its behalf as its agent in relation to the Relevant Documents and irrevocably authorises:

(i)
the Parent on its behalf to supply all information concerning itself contemplated by this Deed and/or the Relevant Documents to the Creditor Parties and to give all notices and instructions, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Creditor Party to give any notice, demand or other communication to that Obligor pursuant to the Relevant Documents to the Parent,

and in each case the Obligor shall be bound as though that Obligor itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)
Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under any Relevant Document on behalf of another Obligor or in connection with any Relevant Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Relevant Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail.

13.2	Communications in writing

Any communication to be made under or in connection with the Relevant Documents:

(a)	shall be made in writing;

(b)	in the case of a notice by an Obligor, must be signed by an authorised signatory of the sender (directly or with a facsimile signature); and

(c)	unless otherwise stated, may be made or delivered by letter or electronic mail.

13.3	Addresses

The address and electronic mail address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Relevant Documents are those identified with its name in the signature pages below or any substitute address, electronic mail address or department or officer as the relevant Party may notify to the other Parties by not less than five Business Days' notice.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
13.4	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Relevant Documents will be effective:

(i)	if by way of electronic mail, only when actually received (or made available) in readable form; or

(ii)	if by way of letter, only when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 13.3 (Addresses), if addressed to that department or officer.

(b)
Notwithstanding paragraph (a) above, any communication or document to be made or delivered to any Creditor Party will be effective only when actually received by it (or if by way of electronic mail, when made available in readable form) and then only if it is expressly marked for the attention of the department or officer identified with its signature below (or any substitute department or officer as it shall specify for this purpose).

(c)	Any communication or document made or delivered to the Obligors' Agent in accordance with this Clause 13.4 will be deemed to have been made or delivered to each of the Obligors.

(d)
Any communication or document which becomes effective, in accordance with paragraphs (a) to (c) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

13.5	Notification of address

Promptly upon changing its address or electronic mail address, each Party shall notify the other Parties.

13.6	Reliance

(a)
Any communication or document sent under this Clause 13 can be relied on by the recipient if the recipient reasonably believes it to be genuine and (if such a signature is required under Clause 13.2 (Communications in writing)) it bears what appears to be the signature (original or facsimile) of an authorised signatory of the sender (without the need for further enquiry or confirmation).

(b)	Each Party must take reasonable care to ensure that no forged, false or unauthorised notices are sent to another Party.

13.7	English language

(a)	Any notice given under or in connection with any Relevant Document must be in English.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(b)	All other documents provided under or in connection with any Relevant Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by any Creditor Party, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

13.8	Publicity

(a)
No filings, disclosures, announcement or publicity relating to this Deed and/or the transactions contemplated in this Deed shall be made or arranged by any Party or any of their Affiliates (a "Disclosing Person") except by or with the prior written consent of the Creditor Parties and the Parent, unless required by applicable laws or the listing rules, regulations or requirements of the Oslo Stock Exchange, the New York Stock Exchange, the Singapore Exchange Securities Trading Limited or any relevant stock exchange on which shares in or other securities of such Disclosing Person are listed in which case the Disclosing Person shall give the other Parties a reasonable opportunity to comment on the terms of any such announcement prior to it being made and consider the reasonable comments of the other Parties.

(b)
This Deed may be disclosed by the Parent to the parties of the agreements referred to in paragraph 2.2 (Key creditor consents) of Part 1 (Conditions precedent) of Schedule 3 (Conditions precedent and conditions subsequent).

14.	Partial invalidity

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

15.	Remedies, rights and waivers

15.1	Exercise of rights

No failure to exercise, nor any delay in exercising, on the part of any Creditor Party, any right or remedy under a Relevant Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Relevant Document. No election to affirm any of the Relevant Documents on the part of any Creditor Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Relevant Document are cumulative and not exclusive of any rights or remedies provided by law.

15.2	Creditor Parties' rights and obligations

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(a)
The obligations of each Creditor Party under the Relevant Documents are several. Failure by a Creditor Party to perform its obligations under the Relevant Documents does not affect the obligations of any other Party under the Relevant Documents. No Creditor Party is responsible for the obligations of any other Creditor Party under the Relevant Documents.

(b)
The rights of each Creditor Party under or in connection with the Relevant Documents are separate and independent rights and any debt arising under the Relevant Documents to a Creditor Party from an Obligor is a separate and independent debt in respect of which a Creditor Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Creditor Party include any debt owing to that Creditor Party under the Relevant Documents and, for the avoidance of doubt, any amount owed by an Obligor which relates to a Creditor Party's role under a Relevant Document (including any such amount payable to the Creditor Party on its behalf) is a debt owing to that Creditor Party by that Obligor.

(c)	A Creditor Party may separately enforce its rights under or in connection with the Relevant Documents.

15.3	Amendments and waivers

(a)	Any term of this Deed may be amended or waived only with the consent of the Creditor Parties and the Obligors.

(b)
Without prejudice to the other provisions of the Relevant Documents, each Obligor agrees to any such amendment or waiver permitted by this Clause 15.3 which is agreed to by the Obligors' Agent. This includes any amendment or waiver which would, but for this paragraph (b) require the consent of all of the Obligors.

16.	Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

17.	Governing law

This Deed and any non-contractual obligations arising from or in connection with this Deed, shall be governed by, and construed in accordance with the laws of England.

18.	Enforcement

18.1	Jurisdiction of English courts

(a)
Subject to paragraph (c) below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including any dispute relating to any non-contractual obligation arising from or in connection with this Deed and any dispute regarding the existence, validity or termination of this Deed) (a "Dispute").

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(b)	The Parties agree that the English courts are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)
This Clause 18.1 is for the benefit of the Creditor Parties only. As a result, no Creditor Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Creditor Parties may take concurrent proceedings in any number of jurisdictions.

18.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England):

(i)
irrevocably appoints BORR DRILLING MANAGEMENT (UK) LIMITED, with its address at 20 North Audley Street, London, United Kingdom, W1K 6WE, or such other address may be notified by the Parent to the Creditor Parties, as its agent for service of process in relation to any proceedings before the English courts in connection with any Relevant Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Obligors' Agent (on behalf of all the Obligors) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Creditor Parties. Failing this, the Creditor Parties may appoint another agent for this purpose.

(c)	Each Obligor expressly agrees and consents to the provisions of this Clause 18.2.

18.3	Waiver of immunities

Each Obligor irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)	suit;

(b)	jurisdiction of any court;

(c)	relief by way of injunction or order for specific performance or recovery of property;

(d)	attachment of its assets (whether before or after judgment); and

(e)
execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
[ the rest of this page has been intentionally left blank ]

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
 Schedule 1
 List of documents

Vessel	Construction Contract	Purchaser	Credit Agreement	Debtor

Hull No. B358 "HILD"	Not relevant	Not relevant
The US$ 86,400,000 credit agreement in relation to the
 vessel "HILD" originally dated 16 May 2018, as amended by the amendment agreement dated 15 October 2019, and entered into between the Creditor and the  Debtor listed in the corresponding column of this table.

 (the "Original Credit Agreement (B358 HILD)", and as amended and supplemented by this Deed, the "Amended Credit Agreement (B358  HILD)")

 Borr Hild Inc. (formerly known as Borr Jack-Up XXVII Inc.), a company incorporated under the laws of the Marshall Islands with registration number 92787 and having its registered address at Trust Company Complex, Ajeltake Island, Ajeltake Island, Majuro, Marshall Islands MH 96960.

Hull No. B360 "HEIMDAL"	Not relevant	Not relevant
The US$ 86,400,000 credit agreement in relation to the
 vessel "HEIMDAL" originally dated 16 May 2018, as amended by the amendment agreement dated 15 January 2020, and entered into between the Creditor and the Debtor listed in the corresponding column of this table.

  (the "Original Credit Agreement (B360 HEIMDAL)", and as amended and supplemented by this Deed, the "Amended Credit Agreement (B360 HEIMDAL)")

 Borr Heimdal Inc. (formerly known as Borr Jack-Up XXVIII Inc.), a company incorporated under the laws of the Marshall Islands with registration number 92789 and having its registered address at Trust Company Complex, Ajeltake Island, Ajeltake Island, Majuro, Marshall Islands MH 96960.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
Hull No. B361 "HERMOD"	Not relevant	Not relevant
The US$ 86,400,000 credit agreement in relation to the  vessel "HERMOD" originally dated 16 May 2018, as amended by the amendment agreement dated 15 October 2019, and entered into between the Creditor and the Debtor listed in the corresponding column of this table.

 (the "Original Credit Agreement (B361 HERMOD)",
 and as amended and supplemented by this Deed, the
 "Amended Credit Agreement (B361 HERMOD)")

 Borr Hermod Inc. (formerly known as Borr Jack-Up XXIX Inc.), a company incorporated under the laws of the Marshall Islands with registration number 92788 and having its registered address at Trust Company  Complex, Ajeltake Island, Ajeltake Island, Majuro, Marshall Islands MH 96960.

Hull No. B380 "HULDRA"
 The construction contract in relation to the vessel "HULDRA" originally dated 16 May 2018, as amended and restated by the amended and restated
 construction contract dated 6 June 2018, and entered into between the Builder and the Purchaser listed in the corresponding column of this table.

 (the "Original Construction Contract (B380 HULDRA)", and as amended and supplemented by this Deed, the "Amended Construction Contract (B380 HULDRA)")

 Borr Huldra Inc. (formerly known as Borr Jack-Up XXX Inc.), a company incorporated under the laws of the Marshall Islands with registration number 92785 and having its registered office at Trust Company Complex, Ajeltake Island, Majuro, Marshall Islands MH 96960.

 The US$ 86,400,000 credit agreement in relation to the
 vessel "HULDRA" originally dated 16 May 2018, and entered into between the Creditor and the Debtor listed in the corresponding column of this table.

 (the "Original Credit Agreement (B380 HULDRA)",
 and as amended and supplemented by this Deed, the
 "Amended Credit Agreement (B380 HULDRA)")

 Borr Huldra Inc. (formerly known as Borr Jack-Up XXX Inc.), a company incorporated under the laws of the Marshall Islands with registration number 92785 and having its registered office at Trust Company Complex,
 Ajeltake Island, Majuro, Marshall Islands MH 96960.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
Hull No. B381 "HEIDRUN"
 The construction contract in relation to the vessel "HEIDRUN" originally dated 16 May 2018, as amended and restated by the amended and restated
 construction contract dated 6 June 2018, and entered into between the Builder and the Purchaser listed in the corresponding column of this table.

 (the "Original Construction Contract (B381 HEIDRUN)", and as amended and supplemented by this Deed, the "Amended Construction Contract (B381 HEIDRUN)")

 Borr Heidrun Inc. (formerly known as Borr Jack-Up XXXI Inc.), a company incorporated under the laws of the Marshall Islands with registration number 92786 and having its registered office at Trust Company Complex, Ajeltake Island, Majuro, Marshall Islands MH 96960.

 The US$ 86,400,000 credit agreement in relation to the
 vessel "HEIDRUN" originally dated 16 May 2018, and entered into between the Creditor and the Debtor listed in the corresponding column of this table.

 (the "Original Credit Agreement (B381 HEIDRUN)",
 and as amended and supplemented by this Deed, the
 "Amended Credit Agreement (B381 HEIDRUN)")

 Borr Heidrun Inc. (formerly known as Borr Jack-Up XXXI Inc.), a company incorporated under the laws of the Marshall Islands with registration number 92786 and having its registered office at Trust Company Complex, Ajeltake Island, Majuro, Marshall Islands MH 96960.

Hull No. B366 "TIVAR"
 The construction contract in relation to the vessel "TIVAR" originally dated 6 November 2013, as amended by the variation orders and side letter set out in Exhibit II of the novation agreement dated 24
 May 2017 (the "B366 Novation Agreement"), as novated and amended by the B366 Novation
 Agreement and further amended by the building contract amendment agreement dated 24 May 2017 and the building contract second amendment agreement dated 6 June 2018, between the Builder and the  Purchaser listed in the corresponding column of this  table.

 Borr Tivar Inc. (formerly known as Borr Jack-Up V Inc.), a company incorporated under the laws of the Marshall Islands with registration number 89740 and having its registered address at Trust Company Complex, Ajeltake Island, Majuro, Marshall Islands MH 96960.
	N/A	N/A

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(the "Original Construction Contract (B366 TIVAR)", and as amended and supplemented by this Deed, the "Amended Construction Contract (B366 TIVAR)")
Hull No. B367 "VALE"
 The construction contract in relation to the vessel "VALE" originally dated 6 November 2013, as amended by the variation orders and side letter set out in Exhibit II of the novation agreement dated 24
 May 2017 (the "B367 Novation Agreement"), as novated and amended by the B367 Novation Agreement and further amended by the building contract  amendment agreement dated 24 May 2017, between the Builder and the Purchaser listed in the corresponding column of this table.

 (the "Original Construction Contract (B367 VALE)", and as amended and supplemented by this Deed, the "Amended Construction Contract (B367 VALE)")

 Borr Vale Inc. (formerly known as Borr Jack-Up VI Inc.), a company incorporated under the laws of the Marshall Islands with registration number 89741 and  having its registered address at Trust Company Complex, Ajeltake Island, Majuro, Marshall Islands MH 96960.
		N/A	N/A

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
Hull No. B368 "VAR"
 The construction contract in relation to the vessel "VAR" originally dated 6 November 2013, as amended by the variation orders and side letter set out in Exhibit II of the novation agreement dated 24
 May 2017 (the "B368 Novation Agreement"), as novated and amended by the B368 Novation Agreement and further amended by the building contract  amendment agreement dated 24 May 2017, between the Builder and the Purchaser listed in the corresponding column of this table.

 (the "Original Construction Contract (B368 VAR)", and as amended and supplemented by this Deed, the "Amended Construction Contract (B368 VAR)")

 Borr Var Inc. (formerly known as Borr Jack-Up VII Inc.), a company incorporated under the laws of the Marshall Islands with registration number 89742 and  having its registered address at Trust Company Complex, Ajeltake Island, Majuro, Marshall Islands MH 96960.
	N/A	N/A

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
 Schedule 2
 Framework Deed Term Sheet summary

Vessel	Guideline	Clause reference

Hull No. B366 ("TIVAR")	Defer delivery of vessel from July 2020 to 2Q 2022	4.1(a)

	No sellers credit will be provided on delivery - full payment of principal due to Keppel prior to delivery	4.1(b)
	[***] holding costs payable from July 2020 to the date of delivery;	4.1(c)
	Cost cover payable at [***] from July 2020 to the date of delivery	4.1(d)
	Cost cover and holding costs to be paid quarterly in advance commencing 1 January 2021 to the date of delivery	4.1(c) 4.1(d)
Hull No. B367 ("VALE") Hull No. B368 ("VAR")	Defer delivery of both vessels from 1Q 2022 to end 3Q 2022	4.2(a)
4.3(a)
	Sellers credit of USD130m to be provided for each vessel on delivery	4.2(b)
4.2(b)
USD10m currently due to be paid in October 2020 for Vale, cost cover of [***] payable from October 2020 to date of delivery, payment to be made quarterly in advance from 1 January 2021 to date of delivery
4.2(d)
USD10m currently due to be paid in December 2020 for Var, cost cover payable at [***] from December 2020 to date of delivery, payment to be made quarterly in advance from 1 January 2021 to date of delivery
4.3(d)
	Vale cost cover of [***] payable on USD137.4m from deferred delivery of 1Q 2022 to 3Q2022, payment to be deferred and paid on delivery	4.2(e)
	Var cost cover of [***] payable on USD137.4m from 1Q 2022 to 3Q2022, payment to be deferred and paid on delivery	4.3(e)
	USD17.4m due on Var and Vale on delivery of each vessel	N/A
	Delivery contingent on full repayment of amounts owing by Borr to Keppel in respect of Tivar	11.1, 11.10
Hull No. B380 ("HULDRA") Hull No. B381 ("HEIDRUN")	Defer delivery of both vessels from 2020 to end 3Q 2022	4.4(a)
4.5(a)
	[***] holding costs payable from July 2020 to 31 December 2021 for Heidrun, payment to be made quarterly in advance from 1 January 2021 to 31 December 2021	4.5(c)
	[***] holding costs payable from October 2020 to 31 December 2021 for Huldra, payment to be made quarterly in advance from 1 January 2021 to 31 December 2021	4.4(c)
	Three equal quarterly principal payments totalling USD13.25m per vessel payable in 1Q – 3Q 2022	4.4(d) 4.5(d)

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
	Sellers credit to be reduced by USD13.25m from USD86.4m to	4.4(b)
	USD73.15m be provided for each vessel on delivery	4.5(b)
	Delivery contingent on full repayment of amounts owing by Borr to Keppel in respect of Tivar	11.1, 11.10
Hull No. B358 ("HILD") Hull No. B360 ("HEIMDAL")	Financing terms remain as currently agreed	N/A
	Borr to undertake not to file for Chapter 11 or any other insolvency proceeding in any jurisdiction without first transferring the vessels or the shares in the entities that own the vessels to Keppel	4.6(a)

Hull No. B361 ("HERMOD")	Borr to regularly demonstrate to Keppel that the vessels are being adequately maintained (terms to be agreed)	4.6(b)
Others	non-payment of any amounts due in respect of the terms included in this proposal will constitute an event of default and will result in cross defaults in respect of all other credit extended by Keppel to Borr	11.1
	Keppel to retain option to sell or charter all delivered or undelivered vessels to a third party prior to the date of delivery to Borr subject to mutual agreement by Borr	4.7
	10 days notice to be provided by Borr to Keppel in advance of any Chapter 11 filing or any other filing for any insolvency proceeding in any other jurisdiction	9.5(b)

Within 10 days of any equity raising or documentation of the terms herein, Borr must advise Keppel of all covenants and warranties provided to or in respect of the agreements listed in Schedule 1 of the 15 may 2020 Borr Draft LOI and the relevant bondholders documentation
		3.1(c)
	Immediate notice to be provided by Borr to Keppel of any event of default under any of the Agreements	9.5(a)

Borr to deliver to Keppel, to the extent not already delivered, originals of all documents and evidence required to be provided as conditions precedent to the issuance of a borrowing notice / granting of the loans under each of the credit agreements relating to the vessels "Hild", "Heimdal" and "Hermod", including but not limited to the documents listed in paragraph 3 of the attached letter dated 22 April 2020 issued by OFFSHORE PARTNERS PTE. LTD. to BORR HILD INC.. Such documents should be delivered to 50 Gul Road Singapore 629351 Attention: [***] by 21 May 2020 notwithstanding any other arrangements which may have been agreed to between the parties
		3.1(a)
	Borr to comply with all existing information covenants and any other reasonable information requests from Keppel	9
	Borr to meet all reasonable Keppel financial and legal advisor fees incurred in respect of the terms of this proposal	7.3

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
 Schedule 3
 Conditions precedent and conditions subsequent

 Part 1
 Conditions precedent

1.	Obligors

(a)	A copy of the constitutional documents of each Obligor.

(b)	A copy of a resolution of the board of directors of each Obligor (or, in respect of the Parent, a copy of the extract of the board resolutions):

(i)
approving the terms of, and the transactions contemplated by, the Relevant Documents to which it is a party and resolving that it executes, delivers and performs the Relevant Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Relevant Documents to which it is a party on its behalf;

(iii)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Relevant Documents to which it is a party; and

(iv)	resolving that it is in its best interests to enter into the transactions contemplated by the Relevant Documents to which it is a party.

(c)	An original of any power of attorney issued by any Obligor authorising a specified person or persons to execute the Relevant Documents to which that Obligor is a party.

(d)
A copy of (if necessary or desirable) a resolution signed by all the holders of the issued shares in any Obligor approving the terms of, and the transactions contemplated by, the Relevant Documents to which it is a party.

(e)	A certificate of a director of each Obligor:

(i)	Attaching specimen(s) of the signature of each person executing a Relevant Document authorised by the resolution or power of attorney referred to in paragraphs (b) and (c) above;

(ii)
confirming that borrowing, guaranteeing or granting of Security to secure, as appropriate, the Secured Liabilities would not cause any borrowing, guaranteeing, granting of Security or similar limit binding on it to be exceeded; and

(iii)
certifying that each copy document relating to it or delivered on its behalf specified in this Part 1 of this Schedule 3 is correct, complete and in full force and effect as at a date no earlier than the Effective Date.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
2.	Restructuring consents and documents

2.1	Equity Raise

(a)
Evidence that the Parent has received (or that the relevant bookrunner or arranger mandated by the Parent in relation to such subscriptions has received in escrow on behalf of the Parent to  be released  to the Parent  by  or  on the Effective Date)  an  aggregate gross  amount of US$30,000,000 from the subscription for by any person for ordinary shares or equity interests in the Parent  or for  subordinated loan notes or  other  subordinated debt  instruments in the Parent, in each case on or after 20 May 2020 (the "Equity Raise").

2.2	Key creditor consents

(a)
Evidence that, in relation to the US$450,000,000 Senior Secured Credit Facilities Agreement dated 25 June 2019 entered into between, amongst others, the Parent and/or other relevant members of  the Group  and DNB BANK ASA,  DANSKE  BANK,  NORWEGIAN  BRANCH, CITIBANK   N.A.,   JERSEY  BRANCH,  GOLDMAN  SACHS   BANK  USA  and CLIFFORD CAPITAL PTE. LTD., the parties thereto have entered into amendment agreements which provide that by or on the Effective Date:

(i)	all principal payments thereunder for the calendar year 2021 shall be deferred until the final maturity date or final termination date specified thereunder; and

(ii)	any temporary waiver granted thereunder in respect of an event of default (howsoever described) prior to the date of this Deed is permanently waived or cured on the Effective Date.

(b)
Evidence that, in relation to the US$100,000,000 Senior Secured Credit Facilities Agreement dated 25 June 2019 entered into between the Parent and/or other relevant members of the Group and DNB BANK ASA and DANSKE BANK, NORWEGIAN BRANCH, the parties thereto  have entered into amendment agreements which provide that by or on the Effective Date:

(i)	all principal payments thereunder for the calendar year 2021 shall be deferred until the final maturity date or final termination date specified thereunder; and

(ii)	any temporary waiver granted thereunder in respect of an event of default (howsoever described) prior to the date of this Deed is permanently waived or cured on the Effective Date.

(c)
Evidence that, in relation to the US$ 195,000,000 Secured Term Loan Facility Agreement dated 25 June 2019 entered into between the Parent and/or other relevant members of the Group  and  HAYFIN  SERVICES LLP,  the  parties thereto  have  entered  into amendment agreements which provide that by or on the Effective Date, certain restrictions on the use of cash  by  the  Parent  and/or  other  relevant  members  of  the  Group  imposed  by HAYFIN SERVICES LLP are waived.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(d)	Evidence that, in relation to:

(i)
the sale and purchase agreement dated 9 October 2017 between BORR GALAR INC. (formerly known as BORR JACK-UP XVII INC.) and PPL SHIPYARD PTE. LTD. ("PPL") with respect to the sale and purchase of the "GALAR" as novated by a novation agreement dated 16 January 2020 between BORR GALAR (UK) LIMITED, BORR GALAR INC., PPL and the Parent;

(ii)	the sale and purchase agreement dated 9 October 2017 between BORR GERD INC. (formerly known as BORR JACK-UP XVIII INC.) and PPL with respect to the sale and purchase of the "GERD";

(iii)
the sale and purchase agreement dated 9 October 2017 between BORR GERSEMI INC. (formerly known as BORR JACK-UP XIX INC.) and PPL with respect to the sale and purchase of the "GERSEMI" as acquired by BORR GESEMI (UK) LIMITED and subsequently novated by a novation agreement dated 26 June 2019 between BORR GERSEMI INC., PPE, BORR GESEMI (UK) LIMITED and the Parent;

(iv)
the sale and purchase agreement dated 9 October 2017 between BORR GRID INC. (formerly known as BORR JACK-UP XX INC.) and PPL with respect to the sale and purchase of the "GRID" as acquired by BORR GRID (UK) LIMITED and subsequently novated by a novation agreement dated 26 June 2019 between BORR GRID INC., PPE, BORR GRID (UK) LIMITED and the Parent;

(v)	the sale and purchaseagreement dated 9 October 2017 between BORR GROA INC. (formerly known as BORR JACK-UP XXII INC.) and PPL with respect to the sale and purchase of the "GROA";

(vi)	the sale and purchase agreement dated 9 October 2017 between BORR GUNNLOD INC. (formerly known as BORR JACK-UP XXI INC.) and PPL with respect to the sale and purchase of the "GUNNLOD";

(vii)	the rig construction agreement dated 9 October 2017 between BORR GYME INC. (formerly known as BORR JACK-UP XXIII INC.) and PPL with respect to the construction, sale and purchase of the "GYME";

(viii)	the rig construction agreement dated 9 October 2017 between BORR NATT INC. (formerly known as BORR JACK-UP XXIV INC.) and PPL with respect to the construction, sale and purchase of the "NATT"; and

(ix)
the rig construction agreement dated 9 October 2017 between BORR NJORD INC. (formerly known as BORR JACK-UP XXV INC.) and PPL with respect to the construction, sale and purchase of the "NJORD" as novated by a novation agreement dated 16 January 2020 between BORR NJORD (UK) LIMITED, BORR NJORD INC., PPL and the Parent,

the parties thereto have entered into amendment agreements which provide that by or on the Effective Date,  all  interest  (other  than an amount  of  US$1,000,000 each financial quarter) owing thereunder from the date of this Deed until 31 December 2021 shall be deferred until on or about 1 January 2022.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(e)	Copies of each document or agreement which evidences the terms of the consents referred to in paragraphs (a) to (d) above.

3.	Relevant Documents

(a)	Such number of copies of this Deed as the Creditor Parties may require, duly executed, dated and delivered by each party thereto.

4.	Legal opinions

(a)	An agreed form of a legal opinion in relation to the laws of England from Latham & Watkins LLP, addressed to the Creditor Parties.

(b)	An agreed form of a legal opinion in relation to the laws of Bermuda from Zuill & Co, addressed to the Creditor Parties.

(c)	An agreed form of a legal opinion in relation to the laws of the Marshall Islands from Holland & Knight LLP, addressed to the Creditor Parties.

5.	Others

(a)	Evidence that any process agent referred to in the Relevant Documents (if not an Obligor) has accepted its appointment.

(b)
A copy of any other Authorisation or other document, opinion or assurance which any Creditor Party considers to be necessary or desirable (if it has notified the Obligors' Agent accordingly) in connection with the entry into and  performance of  the  transactions contemplated by any  Relevant Document or for the validity and enforceability of any Relevant Document.

(c)
A draft of any filings, disclosures, announcement or publicity relating to this Deed which is to  be made by any Obligor pursuant to the rules of any relevant stock exchange on which shares  in or other securities of such Obligor are listed.

Part 2
Conditions subsequent

1.	Relevant Documents

(a)	By the date falling five Business Days after the Effective Date, such number of originals of this Deed as the Creditor Parties may require, duly executed, dated and delivered by each party thereto.

(b)
As soon as reasonably practicable, and in any case by the date falling 20 Business Days after  the Effective Date, such amendments or supplements to any Security Document (as defined in any Original Credit Agreement) as may be necessary or desirable to give effect to the provisions of this Deed.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
2.	Equity raise

(a)	By the date falling 10 Business Days after the Effective Date, evidence that the Parent has received the proceeds of the Equity Raise.

3.	Opinion

(a)
By the date falling one Month after the Effective Date, an issued copy of each agreed form legal opinion delivered to the Creditor Parties pursuant to Clause 3.1 (Conditions precedent), in the  agreed form  delivered to the  Creditor  Parties pursuant  to  Clause  3.1  (Conditions precedent).

4.	Outstanding documents

(a)
By the date falling 10 days after the Effective Date, all documents and evidence required to be  supplied to the  Creditor,  but  have not  yet  been  supplied to the Creditor, as conditions precedent to the issuance of  any Borrowing Notice (as defined in any Credit Agreement) or  the granting of any Loan (as defined in any Credit Agreement) under Credit Agreement, including the documents listed in paragraph 3 of the letter dated 22 April 2020 issued by the Creditor  to BORR  HILD INC., including,  without limitation,  the original  share  certificate of BORR HILD INC..

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
IN WITNESS WHEREOF THIS DEED has been entered into on the date stated at the beginning of this Deed, and executed as a deed by the Parties and is intended to be and is hereby delivered as a deed by the Parties on the date specified above.
The Parent
EXECUTED and DELIVERED as a DEED

for and on behalf of

BORR DRILLING LIMITED

by: [***]

/s/ [***]

Director

Name:

in the presence of

/s/ [***]

Witness

Name: [***]

Notice details

Address: S.E. Pearman Building, 2nd Floor, 9 Par-la-Ville Road Hamilton HM 11, Bermuda
Fax number: N/A
Electronic mail address: [***]

Attention party: [***] / [***]

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
The Purchasers

EXECUTED and DELIVERED as a DEED
for and on behalf of
BORR HULDRA INC. (formerly known as BORR JACK-UP XXX INC.)

by:

/s/ [***]

Director

Name: [***]

in the presence of
/s/ [***]

Witness

Name: [***]
Notice details

Address: S.E. Pearman Building, 2nd Floor, 9 Par-la-Ville Road, Hamilton HM 11, Bermuda

Fax number: N/A

Electronic mail address: [***]
Attention party: [***] / [***]

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
EXECUTED and DELIVERED as a DEED

for and on behalf of

BORR HEIDRUN INC. (formerly known as BORR JACK-UP XXXI INC.)
by:

/s/ [***]

Director

Name: [***]

in the presence of
/s/ [***]

Witness

Name: [***]
Notice details

Address: S.E. Pearman Building, 2nd Floor, 9 Par-la-Ville Road, Hamilton HM 11, Bermuda

Fax number: N/A

Electronic mail address: [***]

Attention party: [***]

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
EXECUTED and DELIVERED as a DEED

for and on behalf of

BORR TIVAR INC. (formerly known as BORR JACK-UP V INC.)

by:

/s/ [***]

Director

Name: [***]

in the presence of
/s/ [***]

Witness

Name: [***]
Notice details

Address: S.E. Pearman Building, 2nd Floor, 9 Par-la-Ville Road, Hamilton HM 11, Bermuda

Fax number: N/A

Electronic mail address: [***]

Attention party: [***]

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
EXECUTED and DELIVERED as a DEED

for and on behalf of

BORR VALE INC. (formerly known as BORR JACK-UP VI INC.)
by:

/s/ [***]

Director

Name: [***]

 in the presence of
/s/ [***]

Witness

Name: [***]
Notice details

Address: S.E. Pearman Building, 2nd Floor, 9 Par-la-Ville Road, Hamilton HM 11, Bermuda

Fax number: N/A

Electronic mail address: [***]

Attention party: [***]

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
EXECUTED and DELIVERED as a DEED

for and on behalf of

BORR VAR INC. (formerly known as BORR JACK-UP VII INC.)
by:

/s/ [***]

Director

Name: [***]

 in the presence of
/s/ [***]

Witness

Name: [***]
Notice details

Address: S.E. Pearman Building, 2nd Floor, 9 Par-la-Ville Road, Hamilton HM 11, Bermuda

Fax number: N/A

Electronic mail address: [***]

Attention party: [***]

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
The Debtors

EXECUTED and DELIVERED as a DEED

for and on behalf of

BORR HILD INC. (formerly known as BORR JACK-UP XXVII INC.)
by:

/s/ [***]

Director

Name: [***]

in the presence of
/s/ [***]

Witness

Name: [***]
Notice details

Address: S.E. Pearman Building, 2nd Floor, 9 Par-la-Ville Road, Hamilton HM 11, Bermuda

Fax number: N/A

Electronic mail address: [***]

Attention party: [***]

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
EXECUTED and DELIVERED as a DEED

for and on behalf of

BORR HEIMDAL INC. (formerly known as BORR JACK-UP XXVIII INC.)
by:

/s/ [***]

Director

Name: [***]

in the presence of
/s/ [***]

Witness

Name: [***]
Notice details

Address: S.E. Pearman Building, 2nd Floor, 9 Par-la-Ville Road, Hamilton HM 11, Bermuda

Fax number: N/A

Electronic mail address: [***]

Attention party: [***]

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
EXECUTED and DELIVERED as a DEED

for and on behalf of
BORR HERMOD INC. (formerly known as BORR JACK-UP XXIX INC.)
by:

/s/ [***]

Director

Name: [***]

in the presence of
/s/ [***]

Witness

Name: [***]
Notice details

Address: S.E. Pearman Building, 2nd Floor, 9 Par-la-Ville Road, Hamilton HM 11, Bermuda

Fax number: N/A

Electronic mail address: [***]

Attention party: [***]

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
EXECUTED and DELIVERED as a DEED

for and on behalf of

BORR HULDRA INC. (formerly known as BORR JACK-UP XXX INC.)
by:

/s/ [***]

Director

Name: [***]

in the presence of
/s/ [***]

Witness

Name: [***]
Notice details

As above.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
EXECUTED and DELIVERED as a DEED

for and on behalf of

BORR HEIDRUN INC. (formerly known as BORR JACK-UP XXXI INC.)
by:

/s/ [***]

Director

Name: [***]

in the presence of
/s/ [***]

Witness

Name: [***]
Notice details

As above.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
The Builder

EXECUTED and DELIVERED as a DEED
for and on behalf of

KEPPEL FELS LIMITED
by:

/s/ [***]

Designation: Director

Name: [***]

in the presence of

/s/ [***]

Witness
Name: [***]
Notice details

Address: [***]

Fax number: [***]

Electronic mail address: [***]

Attention party: [***], [***], [***], [***], [***]

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
The Creditor

EXECUTED and DELIVERED as a DEED

for and on behalf of

OFFSHORE PARTNERS PTE. LTD. (formerly knows as CASPIAN RIGBUILDERS PTE. LTD.)

by:

/s/ [***]

Designation: Director

Name: [***]

in the presence of

/s/ [***]

Witness
Name: [***]

Notice details

Address: [***]

Fax number: [***]

Electronic mail address: [***]

Attention party: [***], [***], [***], [***], [***]